                                                                    EXHIBIT 99.6






                                               ______________, 1998



Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Perpetual Savings Bank, A Federal Savings Bank, which will be held at the main office of the Savings Bank, 907 N. Main Street, Anderson, South Carolina, on _________, March __, 1998, at __:00 __.m., Eastern Time.

        The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be transacted at the meeting. In addition to the routine matters of electing directors and ratifying the appointment of independent auditors, you will be asked to approve an Amended Plan of Conversion from Mutual Holding Company to Stock Holding Company and Agreement and Plan of Reorganization ("Plan of Conversion"). The Plan of Conversion provides for the conversion of SouthBanc Shares, M.H.C. from a mutual holding company to a stock holding company, to be known as SouthBanc Shares, Inc. ("Holding Company"), and the reorganization of the Savings Bank as a wholly-owned subsidiary of the Holding Company.

        During the meeting, we will also report on the operations of the Savings Bank. Directors and Officers of the Savings Bank, as well as a representative of KPMG Peat Marwick LLP, the Savings Bank's independent auditors, will be present to respond to appropriate questions from stockholders.

        Detailed information regarding the Savings Bank's activities and operating performance during the fiscal year ended September 30, 1997, is contained in the Holding Company's Prospectus dated _____________, 1998, which also is enclosed. The Prospectus is provided in lieu of the Savings Bank's Annual Report to Stockholders.

        Your vote is important, regardless of the number of shares you own. THE BOARD OF DIRECTORS URGES YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. This will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you are unable to attend.

                                                    Sincerely,



                                                    Robert W. Orr
                                                    President

                PERPETUAL SAVINGS BANK, A FEDERAL SAVINGS BANK
                              907 N. MAIN STREET
                        ANDERSON, SOUTH CAROLINA  29621
                                (864) 225-0241

-------------------------------------------------------------------------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON MARCH   , 1998
-------------------------------------------------------------------------------

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Meeting") of Perpetual Savings Bank, A Federal Savings Bank ("Savings Bank") will be held at the main office of the Savings Bank, 907 N. Main Street, Anderson, South Carolina, on _________, March __, 1998, at __:00 __.m., Eastern Time.

         A Proxy Card and a Proxy Statement for the Meeting are enclosed.

         The Meeting is for the purpose of considering and acting upon:

         1. To approve an Amended Plan of Conversion from Mutual Holding Company to Stock Holding Company and Agreement and Plan of Reorganization ("Plan of Conversion") providing for the conversion of SouthBanc Shares, M.H.C. ("MHC"), the mutual holding company of the Savings Bank, to a stock holding company, with the concurrent issuance and sale of all of the Savings Bank's outstanding common stock to SouthBanc Shares, Inc. ("Holding Company"), a Delaware corporation, and the issuance and sale of the Holding Company's common stock to the public; and the other transactions provided for in the Plan of Conversion;

         2.       The election of three directors of the Savings Bank;

         3. The approval of the appointment of KPMG Peat Marwick LLP as independent auditors for the Savings Bank for the fiscal year ending September 30, 1998; and

         4. Such other matters as may properly come before the Meeting or any adjournments thereof.

         NOTE:    The Board of Directors is not aware of any other business to come before the Meeting.

         Any action may be taken on any one of the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Pursuant to the Savings Bank's Bylaws, the Board of Directors has fixed the close of business on _____________, 1998, as the record date for the determination of the stockholders entitled to notice of and to vote at the Meeting and any adjournments thereof.

         You are requested to complete and sign the enclosed form of Proxy, which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope. The Proxy will not be used if you attend the Meeting and vote in person.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          SYLVIA B. REED
                                          SECRETARY

Anderson, South Carolina
February __, 1998

-------------------------------------------------------------------------------
IMPORTANT:  THE PROMPT RETURN OF PROXIES WILL SAVE THE SAVINGS BANK THE
EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED
IF MAILED IN THE UNITED STATES.
-------------------------------------------------------------------------------

                                PROXY STATEMENT
                                      OF
                PERPETUAL SAVINGS BANK, A FEDERAL SAVINGS BANK
                              907 N. MAIN STREET
                        ANDERSON, SOUTH CAROLINA  29621
                                (864) 225-0241

-------------------------------------------------------------------------------
                        ANNUAL MEETING OF STOCKHOLDERS
                                MARCH   , 1998
-------------------------------------------------------------------------------

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Perpetual Savings Bank, A Federal Savings Bank ("Savings Bank") to be used at the Annual Meeting of Stockholders (as may be adjourned or postponed, the "Meeting") of the Savings Bank. The Meeting will be held at the Savings Bank's main office, 907 N. Main Street, Anderson, South Carolina, on _________, March __, 1998, at __:00 __.m., Eastern Time. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are being first mailed to stockholders on or about February ___, 1998.

-------------------------------------------------------------------------------
                             REVOCATION OF PROXIES
-------------------------------------------------------------------------------

         Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Savings Bank at the above address, or the filing of a later proxy prior to a vote being taken on a particular proposal at the Meeting. A proxy will not be voted if a stockholder attends the Meeting and votes in person. Proxies solicited by the Board of Directors of the Savings Bank will be voted in accordance with the directions given therein. Where no instructions are indicated, executed proxies will be voted for the nominees for directors set forth below and in favor of the other proposals set forth herein.

-------------------------------------------------------------------------------
                 VOTING SECURITIES AND SECURITIES OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
-------------------------------------------------------------------------------

         Stockholders of record as of the close of business on _____________, 1998 ("Voting Record Date"), are entitled to one vote for each share of common stock of the Savings Bank ("Savings Bank Common Stock") then held. As of the Voting Record Date, _________ shares of Savings Bank Common Stock were issued and outstanding, _________ of which were owned by SouthBanc Shares, M.H.C. ("MHC"), the Savings Bank's mutual holding company. All share data included herein has been adjusted to reflect all stock dividends paid by the Savings Bank.

         The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Since the MHC owns more than 50% of the outstanding shares of Common Stock, the votes cast by the MHC will constitute the presence of a quorum and will determine the outcome of the Proposal II (Election of Directors) and Proposal III (Approval of Appointment of Independent Auditors) set forth herein. Proposal I (Approval of Plan of Conversion from Mutual Holding Company to Stock Holding Company and Agreement and Plan of Reorganization) must be approved by the holders of at least two-thirds of the outstanding shares of Savings Bank Common Stock and by the holders of at least a majority of the outstanding shares of Savings Bank Common Stock present in person or by proxy at the Meeting (other than those held by the MHC).

         The nominees for directors who receive a plurality of the votes cast by the holders of the outstanding Common Stock entitled to vote at the Meeting will be elected. Votes may be cast for or withheld from each nominee. Votes that are withheld will have no effect on the outcome of the election because directors will be elected by a plurality of votes cast. An affirmative majority of the votes cast is required to ratify the appointment of independent auditors.

           Abstentions and "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received and the broker or nominee does not have discretionary voting power) will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. The vote of a stockholder who abstains will, however, have the same effect as a vote "against" a proposal. "Broker non-votes" will have no effect on whether or not a proposal passes.

         Persons and groups beneficially owning in excess of 5% of the Common Stock are required to file with the Office of Thrift Supervision ("OTS"), and provide a copy to the Savings Bank, certain reports disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Based upon such reports, the following table sets forth, as of the Voting Record Date, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of Common Stock and as to the shares of Common Stock beneficially owned by the Savings Bank's named executive officers and by all officers and directors of the Savings Bank as a group. See "PROPOSAL II -- ELECTION OF DIRECTORS" for information concerning the beneficial ownership of shares of Common Stock by each of the Savings Bank's directors.

                                         Number of Shares      Percent of Shares
Name                                  Beneficially Owned (1)      Outstanding
----                                  ----------------------      -----------

Beneficial Owners of More Than 5%

SouthBanc Shares, M.H.C.

Directors

Harold A. Pickens, Jr.
Martha S. Clamp
Jack F. McIntosh
Charles W. Fant, Jr.
Cordes G. Seabrook, Jr.
Jim Gray Watson
Richard C. Ballenger
F. Stevon Kay

Named Executive Officers*

Robert W. Orr**
Thomas C. Hall                                           (2)
Barry C. Visioli                                         (3)

All Officers and
Directors as a
Group (21 persons)                                       (4)

                         (footnotes on following page)

* Under OTS regulations, the term "named executive officer" is defined to include the chief executive officer, regardless of compensation level, and the four most highly compensated executive officers, other than the chief executive officer, whose total annual salary and bonus for the last completed fiscal year exceeded $100,000. Messrs. Orr, Hall and Visioli were the Savings Bank's only "named executive officers" for the fiscal year ended September 30, 1997.
**       Mr. Orr is also a director of the Savings Bank.
(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has voting and/or investment power with respect to such security. The table includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power. Shares which are subject to stock options that are exercisable within 60 days of the Voting Record Date are deemed to be beneficially owned.
(2) Includes _____ shares of Common Stock which may be received upon the exercise of stock options that are exercisable within 60 days of the Voting Record Date.
(3) Includes _____ shares of Common Stock which may be received upon the exercise of stock options that are exercisable within 60 days of the Voting Record Date.
(4) Includes _____ shares of Common Stock which may be received upon the exercise of stock options that are exercisable within 60 days of the Voting Record Date.

-------------------------------------------------------------------------------
  PROPOSAL I -- APPROVAL OF PLAN OF CONVERSION FROM MUTUAL HOLDING COMPANY
     TO STOCK HOLDING COMPANY AND AGREEMENT AND PLAN OF REORGANIZATION
-------------------------------------------------------------------------------

         On September 22, 1997, the Boards of Directors of the MHC and the Savings Bank unanimously adopted, and on December 22, 1997 unanimously amended, the Plan of Conversion, pursuant to which the MHC will convert from a mutual holding company to a stock holding company and the Savings Bank simultaneously reorganize as a wholly-owned subsidiary of the Holding Company, a newly formed Delaware corporation. The following discussion of all material aspects of the Plan of Conversion is qualified in its entirety by reference to the Plan of Conversion, which is attached hereto as Exhibit A. The OTS has approved the Plan of Conversion subject to its approval by the members of the MHC entitled to vote on the matter at the Special Meeting of Members called for that purpose to be held on ____________, 1998, its approval by the stockholders of the Savings Bank entitled to vote on the matter at the Stockholders' Meeting called for that purpose to be held on ____________, 1998, and its approval by the stockholders of the Savings Bank (excluding the MHC) entitled to vote on the matter at the Stockholders' Meeting, and subject to the satisfaction of certain other conditions imposed by the OTS in its approval.

         Pursuant to the Plan of Conversion, (i) the MHC will convert from a federally-chartered mutual holding company to a federally-chartered interim stock savings bank (i.e. Interim A) and simultaneously merge with and into the Savings Bank, pursuant to which the MHC will cease to exist and the shares of Savings Bank Common Stock held by the MHC will be canceled, and (ii) An interim federal stock savings bank ("Interim B") will be formed as a wholly-owned subsidiary of the Holding Company and will merge with and into the Savings Bank. As a result of the merger of Interim B with and into the Savings Bank, the Savings Bank will become a wholly owned subsidiary of the Holding Company and the Public Savings Bank Shares will be converted into the Exchange Shares pursuant to the Exchange Ratio, which will result in the holders of such shares owning in the aggregate approximately the same percentage of the Common Stock to be outstanding upon the completion of the Conversion and Reorganization (i.e., the Conversion Shares and the Exchange Shares) as the percentage of Savings Bank Common Stock owned by them in the aggregate immediately prior to consummation of the Conversion and

Reorganization, but before giving effect to (a) the payment of cash in lieu of issuing fractional Exchange Shares and (b) any shares of Conversion Stock purchased by the Savings Bank's stockholders in the Conversion Offerings.

         As part of the Conversion and Reorganization, the Holding Company is offering Conversion Shares in the Subscription Offering to holders of Subscription Rights in the following order of priority: (i) Eligible Account Holders (depositors of the Savings Bank with $50.00 or more on deposit as of the close of business on June 30, 1996); (ii) Supplemental Eligible Account Holders (depositors of the Savings Bank with $50.00 or more on deposit as of the close of business on December 31, 1997); and (iii) Other Members (depositors of the Savings Bank as of the close of business on ___________, 1998 and borrowers of the Savings Bank with loans outstanding as of the close of business on October 26, 1993, which continue to be outstanding as of the close of business on __________, 1997).

         Concurrently with the Subscription Offering, any Conversion Shares not subscribed for in the Subscription Offering may be offered for sale in the Direct Community Offering to members of the general public, with priority being given first to Public Stockholders as of the close of business on the Voting Record Date (who are not Eligible Account Holders, Supplemental Eligible Account Holders or Other Members) and then to natural persons and trusts of natural persons residing in the Local Community. Conversion Shares not sold in the Subscription and Direct Community Offerings may be offered in the Syndicated Community Offering. Regulations require that the Direct Community and Syndicated Community Offerings be completed within 45 days after completion of the fully extended Subscription Offering unless extended by the Savings Bank or the Holding Company with the approval of the regulatory authorities. If the Syndicated Community Offering is determined not to be feasible, the Board of Directors of the Savings Bank will consult with the regulatory authorities to determine an appropriate alternative method for selling the unsubscribed Conversion Shares. The Plan of Conversion provides that the Conversion and Reorganization must be completed within 24 months after the date of the approval of the Plan of Conversion by the members of the MHC.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF PLAN OF CONVERSION.
-------------------------------------------------------------------------------
                          INCORPORATION BY REFERENCE
-------------------------------------------------------------------------------

         Each person receiving this Proxy Statement is also receiving the accompanying Prospectus of SouthBanc Shares, Inc. dated ______________, 1998. Although such Prospectus is incorporated herein by reference, this Proxy Statement does not constitute an offer to buy or a solicitation of an offer to buy the common stock of the Holding Company.

         The Savings Bank urges each recipient of this Proxy Statement to read carefully the sections of the Prospectus that describe (i) the Conversion and Reorganization (see "THE CONVERSION AND REORGANIZATION") and the (ii) business of the Holding Company and the Savings Bank (see "BUSINESS OF THE HOLDING COMPANY" and "BUSINESS OF THE SAVINGS BANK" in the Prospectus), (iii) reasons for the Conversion and Reorganization and management's belief that the Conversion and Reorganization is in the best interests of the Savings Bank and its stockholders, (iv) employment agreements, severance agreements, severance plans and stock benefit plans that the Savings Bank and/or the Holding Company intend to implement in connection with the Conversion and Reorganization (see "MANAGEMENT OF THE SAVINGS BANK" in the Prospectus), (v) the common stock of the Holding Company (see "DESCRIPTION OF CAPITAL STOCK OF THE HOLDING COMPANY" in the Prospectus), (vi) the historical capitalization of the Savings Bank and the pro forma capitalization of the Holding Company (see "CAPITALIZATION" in the Prospectus), (vii) the historical and pro forma capital compliance of the Savings Bank (see "HISTORICAL AND PRO FORMA CAPITAL COMPLIANCE" in the Prospectus), (viii) pro forma financial information with respect to the Conversion and Reorganization (see "PRO FORMA DATA" in the Prospectus), (ix) the Holding Company and the Savings Bank's respective intended use of proceeds of the Conversion Offerings (see "USE OF PROCEEDS" in the Prospectus), (x) the Holding

Company's proposed dividend policy (See "DIVIDEND POLICY" in the Prospectus),
(xi) restrictions on the acquisition of the Holding Company, including anti-takeover provisions in the Holding Company's Articles of Incorporation and Bylaws (see "RESTRICTIONS ON THE ACQUISITION OF THE HOLDING COMPANY" in the Prospectus), (xii) a comparison of the rights of the holders of Savings Bank Common Stock and rights of the holders of the Holding Company's common stock, and (xiii) the consolidated financial statements of the Savings Bank appearing in the Prospectus.

-------------------------------------------------------------------------------
                     PROPOSAL II -- ELECTION OF DIRECTORS
-------------------------------------------------------------------------------

         The Savings Bank's Board of Directors consists of nine members. The Savings Bank's Bylaws provide that directors are elected for terms of three years, one-third of whom are elected annually. The Nominating Committee has nominated for election as directors Harold A. Pickens, Jr. and Robert W. Orr for the terms set forth in the table on the following page. The nominees are current members of the Board of Directors of the Savings Bank. Stockholders are not permitted to cumulate their votes for the election of directors.

         If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the Board of Directors may amend the Bylaws and reduce the size of the Board. At this time, the Board knows of no reason why any nominee might be unable to serve.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES NAMED BELOW FOR DIRECTORS OF THE SAVINGS BANK.

         The following table sets forth certain information as to each nominee and director continuing in office.

                                                                                         Year First
                                                                                         Appointed        Year
                                           Principal Occupation                          or Elected       Term
     Name                  Age(1)          for Past Five Years                            Director       Expires
     ----                  ------          -------------------                            --------       -------
                                                  BOARD NOMINEES
Richard C. Ballenger         49        President of City Glass Company and                  1996         2000(2)
                                       D&B Glass Company, Inc.

Robert W. "Lujack" Orr       49        President, Managing Officer and a Director           1989         2000(2)
                                       of the Savings Bank and the Holding Company

Martha S. Clamp              55        Self-employed certified public accountant            1988         2000(2)

                                          DIRECTORS CONTINUING IN OFFICE

Harold A. "Drew"             64        Chairman of Board of the Savings Bank and            1977         1998
 Pickens, Jr.                          the Holding Company

Jim Gray Watson              68        Former President and Chief Executive Officer         1976         1998
                                       of the Savings Bank prior to his retirement
                                       in December 1990

F. Stevon Kay                46        President of Hill Electric Company, Inc.             1996         1998

                                        (table continued on following page)

                                                                                         Year First
                                                                                         Appointed        Year
                                           Principal Occupation                          or Elected       Term
     Name                  Age(1)          for Past Five Years                            Director       Expires
     ----                  ------          -------------------                            --------       -------

                                    DIRECTORS CONTINUING IN OFFICE (continued)
Jack F. McIntosh             69        Partner in the law firm of McIntosh and              1988         1999
                                       Sherard, Anderson, South Carolina

Charles W. Fant, Jr.         71        Partner in the architectural firm of                 1977         1999
                                       Fant & Fant Architects, Anderson, South
                                       Carolina

Cordes G. Seabrook, Jr.      70        Partner in Value Systems, Gastonia, North            1976         1999
                                       Carolina, an association management company

(1)    At September 30, 1997.
(2) Assuming election or re-election at the Meeting.

--------------------------------------------------------------------------------
               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

       The business of the Savings Bank is conducted through meetings and activities of its Board of Directors and its committees. During the fiscal year ended September 30, 1997, the Board of Directors held 12 regular meetings. No director attended fewer than 75% of the total meetings of the Board of Directors of the Savings Bank and committees on which such director served.

       The Executive Committee of the Board of Directors, which consists of Directors Fant (Chairman), Pickens, Seabrook, Watson and Orr, meets as necessary in between meetings of the full Board of Directors. All actions of the Executive Committee must be ratified by the full Board of Directors. The Executive Committee reviews directors' and officers' compensation and makes recommendations to the full Board of Directors in this regard. The Executive Committee also recommends prospective new Board members to the full Board of Directors and insures that all directors, directors emeriti and officers are acting in compliance with the Savings Bank's Charter and Bylaws. The Executive Committee met once during the fiscal year ended September 30, 1997.

       The Audit Committee of the Savings Bank consists of Directors Pickens (Chairman), Clamp, Orr and Watson and Thomas C. Hall, Senior Vice President, and Doris Hoover, a Savings Bank staff member. This committee is responsible for developing and monitoring the Savings Bank's audit program. The committee selects the Savings Bank's outside auditor and meets with them to discuss the results of the annual audit and any related matters. The members of the committee also receive and review all the reports and findings and other information presented to them by the Savings Bank's officers regarding financial reporting policies and practices. In addition, the Savings Bank's Internal Auditor and Compliance Coordinator operate under the direction of the Audit Committee and report quarterly to the committee. The committee meets quarterly. The Audit Committee met four times during the fiscal year ended September 30, 1997.

       The Savings Bank's full Board of Directors serves as a Nominating Committee. The Board of Directors met once in its capacity as the nominating committee during the 1997 fiscal year.

       The Savings Bank also has standing Loan, Pension Plan, Strategic Planning and Asset/Liability Management Committees.

--------------------------------------------------------------------------------
                            EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

Summary Compensation Table

       The following information is provided for the named executive officers.

===================================================================================================================================

                                                    SUMMARY COMPENSATION TABLE
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                       Long-Term Compensation
-----------------------------------------------------------------------------------------------------------------------------------
                      Annual Compensation                                          Awards                  Payouts
-----------------------------------------------------------------------------------------------------------------------------------

    Name and                                                       Other
    Principal                                                     Annual        Restricted                                All Other
     Position                                                     Compen-         Stock                       LTIP        ompensa-
     with the                       Salary          Bonus         sation          Awards        Options       Payouts       tion
   Savings Bank       Year          ($)(1)           ($)           ($)            ($)(2)          (#)          ($)         ($)(3)
------------------------------------------------------------------------------------------------------------------------------------

Robert W. Orr,        1997         $95,000         $59,299          $ --         330,525         10,250         --         $14,658
President and
Managing Officer      1996          71,350          61,017         5,750            --             --           --          13,085

                      1995          69,077          58,889         5,750            --             --           --          12,185


Thomas C. Hall,       1997          80,000          50,616           --          330,525         10,250         --          12,409
Senior Vice
President             1996          60,902          52,082         2,880            --             --           --          10,904

                      1995          58,962          50,265         2,870            --             --           --          10,218


Barry C. Visioli      1997          70,000          48,552           --          330,525         10,250         --          11,263
Senior Vice
President             1996          58,418          49,958         2,880            --             --           --          10,483

                      1995          56,557          48,216         2,870            --             --           --           9,844
====================================================================================================================================


----------------------
(1)    Includes salary and directors' fees.
(2) Represents the value of shares of Savings Bank Common Stock awarded under the 1996 MRP that vest in equal installment over a five-year period beginning on April 7, 1998. Dividends are paid on such awards if and when dividends are declared and paid by the Savings Bank. At September 30, 1997, the value of the awards were $330,525 for each of Mr. Orr, Mr. Hall and Mr. Visioli (5,850 shares at $56.50 per share).
(3)    Represents employer 401(k) Plan contributions.

Employment Agreements

       The MHC and the Savings Bank currently maintain employment agreements with Messrs. Orr, Hall and Visioli that were entered into in connection with the MHC Reorganization. In connection with the Conversion and Reorganization, the Holding Company and the Savings Bank (collectively, the "Employers") will enter into three-year employment agreements ("Employment Agreements") with these same individuals (individually, the "Executive"), which have substantially the same terms as and will replace the existing agreements.

       Under the Employment Agreements, the initial salary levels for Messrs. Orr, Hall and Visioli will be $98,800, $83,200 and $72,800, respectively, which amounts will be paid by the Savings Bank and may be increased at the discretion of the Board of Directors. On each anniversary of the commencement date of the Employment Agreements, the term of each agreement may be extended for an additional year at the discretion of the Board. The agreement is terminable by the Employers at any time, by the Executive if the Executive is assigned duties inconsistent with his initial position, duties, responsibilities and status, or upon the occurrence of certain events specified by federal regulations. In the event that an Executive's employment is terminated without cause or upon the Executive's voluntary termination in certain circumstances, the Savings Bank would be required to honor the terms of the agreement through the expiration of the then current term, including payment of current cash compensation and continuation of employee benefits.

       The Employment Agreements also provide for severance payments and other benefits in the event of involuntary termination of employment in connection with any change in control of the Employers. Severance payments also will be provided on a similar basis in connection with a voluntary termination of employment where, subsequent to a change in control, an Executive is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to such change in control. The term "change in control" is defined in the agreement as having occurred when, among other things, (a) a person other than the Holding Company purchases shares of Common Stock pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Holding Company representing 25% or more of the combined voting power of the Holding Company's then outstanding securities, (c) the membership of the Board of Directors changes as the result of a contested election, or (d) shareholders of the Holding Company approve a merger, consolidation, sale or disposition of all or substantially all of the Holding Company's assets, or a plan of partial or complete liquidation.

       The maximum value of the severance benefits under the Employment Agreements is 2.99 times the Executive's average annual compensation during the five-year period preceding the effective date of the change in control (the "base amount"). The Employment Agreements provide that the value of the maximum benefit may be distributed, at the Executive's election, (i) in the form of a lump sum cash payment equal to 2.99 times the Executive's base amount or (ii) a combination of a cash payment and continued coverage under the Employers' health, life and disability programs for a 36-month period following the change in control, the total present value of which does not exceed 2.99 times the Executive's base amount. Assuming that a change in control had occurred at September 30, 1997 and that each Executive elected to receive a lump sum cash payment, Messrs. Orr, Hall and Visioli would be entitled to payments of approximately $220,000, $187,000 and $176,000, respectively. Section 280G of the Internal Revenue Code of 1986, as amended ("Code"), provides that severance payments that equal or exceed three times the individual's base amount are deemed to be "excess parachute payments" if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of such excess payments, and the Employers would not be entitled to deduct the amount of such excess payments.

       The Employment Agreements restrict the Executive's right to compete against the Employers for a period of one year from the date of termination of the agreement if an Executive's employment is terminated without cause, except if such termination occurs after a change in control.

Option Grants Table

       The following table sets forth all grants of options to the named executive officers for the fiscal year ended September 30, 1997.

================================================================================================================================
                                               OPTION GRANTS IN LAST FISCAL YEAR
--------------------------------------------------------------------------------------------------------------------------------
                                                       Individual Grants
--------------------------------------------------------------------------------------------------------------------------------

                                                          Percent of
                                                         Total Options
                                    Number of             Granted to               Exercise
                                     Options             Employees in               Price                   Expiration
            Name                     Granted              Fiscal Year             Per Share                    Date
--------------------------------------------------------------------------------------------------------------------------------
Robert W. Orr                         10,250                  26%                   $25.25                  April 2007
--------------------------------------------------------------------------------------------------------------------------------
Thomas C. Hall                        10,250                  26%                   $25.25                  April 2007
--------------------------------------------------------------------------------------------------------------------------------
Barry C. Visioli                      10,250                  26%                   $25.25                  April 2007
================================================================================================================================

Option Exercise/Value Table

         The following table sets forth all exercises of options by the named executive officers for the fiscal year ended September 30, 1997.

=================================================================================================================================

                                        AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                               AND FISCAL YEAR END OPTION VALUES

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                             Value of
                                                                            Number of                      Unexercised
                             Number of                                     Unexercised                    In-the-Money
                               Shares                                       Options at                     Options at
                              Acquired              Dollar               Fiscal Year End                 Fiscal Year End
                                 on                 Value                  Exercisable/                   Exercisable/
         Name                 Exercise             Realized               Unexercisable                   Unexercisable
---------------------------------------------------------------------------------------------------------------------------------
Robert W. Orr                  2,956               $57,642                    --/--                          $--/$--
---------------------------------------------------------------------------------------------------------------------------------
Thomas C. Hall                   --                   --                     2,300/--                     $106,950/$--
---------------------------------------------------------------------------------------------------------------------------------
Barry C. Visioli                 --                   --                     2,300/--                     $106,950/$--
=================================================================================================================================

--------------------------------------------------------------------------------
                            DIRECTORS' COMPENSATION
--------------------------------------------------------------------------------

         Directors (including Directors Emeriti, but excluding directors who are full-time employees) receive annual compensation of $10,800, payable $900 monthly, and $100 for each committee meeting attended. No fees are paid for attending special meetings of the Board. The Savings Bank's Chairman of the Board receives compensation of $12,000 per year. The Savings Bank paid a total of $109,000 in directors' and committee fees for the fiscal year ended September 30, 1997. Director compensation is deducted by $100 for each meeting absence. Directors also participate in the Savings Bank's stock option programs.

--------------------------------------------------------------------------------
        PROPOSAL III -- APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS
--------------------------------------------------------------------------------

         KPMG Peat Marwick LLP was the Savings Bank's independent auditors for the fiscal year ended September 30, 1997. The Board of Directors has appointed KPMG Peat Marwick LLP as independent auditors for the fiscal year ending September 30, 1998, subject to approval by the Savings Bank's stockholders. A representative of KPMG Peat Marwick LLP is expected to be present at the Meeting to respond to stockholders' questions and will have the opportunity to make a statement if he so desires.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS OF THE SAVINGS BANK FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1998.

--------------------------------------------------------------------------------
                      TRANSACTIONS WITH THE SAVINGS BANK
--------------------------------------------------------------------------------

         Federal regulations require that all loans or extensions of credit to executive officers and directors must generally be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all other employees and does not give preference to any insider over any other employee) and must not involve more than the normal risk of repayment or present other unfavorable features. The Savings Bank's policy is not to make any new loans or extensions of credit to the Savings Bank's executive officers and directors at different rates or terms than those offered to the general public. In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his related interests, are in excess of the greater of $25,000, or 5% of the Savings Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors. The aggregate amount of loans by the Savings Bank to its executive officers and directors was $___ million at September 30, 1997.

--------------------------------------------------------------------------------
                                 OTHER MATTERS
--------------------------------------------------------------------------------

         The Board of Directors of the Savings Bank is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

         The cost of solicitation of proxies will be borne by the Savings Bank. In addition to solicitations by mail, directors, officers and regular employees of the Savings Bank may solicit proxies personally or by telegraph or telephone without additional compensation.

--------------------------------------------------------------------------------
                             FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         The Holding Company's Prospectus dated ____________, 1998, which includes consolidated financial statements of the Savings Bank, has been mailed to all stockholders of record as of the close of business on the Voting Record Date. Any stockholder who has not received a copy of such Prospectus may obtain a copy by writing to the Secretary of the Savings Bank. The Prospectus is incorporated herein to the extent set forth under the section, "Incorporation By Reference."

--------------------------------------------------------------------------------
                             STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

         Upon consummation of the Conversion and Reorganization, the stockholders of the Savings Bank will become stockholders of the Holding Company. In order to be eligible for inclusion in the Holding Company's proxy materials for its Annual Meeting of Stockholders next year, any stockholder proposal to take action at such meeting must be received at the Holding Company's main office at 907 N. Main Street, Anderson, South Carolina, no later than ___________, 1998. Any such proposals shall be subject to the requirements of the proxy solicitation rules adopted under the Exchange Act.

                                     BY ORDER OF THE BOARD OF DIRECTORS



                                     SYLVIA B. REED
                                     SECRETARY

Anderson, South Carolina
February ___, 1998

--------------------------------------------------------------------------------
A COPY OF THE FORM 10-KSB AS FILED WITH THE OFFICE OF THRIFT SUPERVISION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO SYLVIA B. REED, SECRETARY, PERPETUAL SAVINGS BANK, A FEDERAL SAVINGS BANK, 907 N. MAIN STREET, ANDERSON, SOUTH CAROLINA 20621.
--------------------------------------------------------------------------------

                                                                       EXHIBIT A

                           SOUTHBANC SHARES, M.H.C.
                    PERPETUAL BANK, A FEDERAL SAVINGS BANK
                           ANDERSON, SOUTH CAROLINA

        AMENDED PLAN OF CONVERSION FROM MUTUAL HOLDING COMPANY TO STOCK
           HOLDING COMPANY AND AGREEMENT AND PLAN OF REORGANIZATION

I.       General
         -------

         For purposes of this section, all capitalized terms have the meanings ascribed to them in Section II unless otherwise defined herein.

         SouthBanc Shares, M.H.C., Anderson, South Carolina ("MHC") was formed on October 26, 1993 to act as the federally chartered mutual holding company for Perpetual Bank, A Federal Savings Bank, Anderson, South Carolina ("Savings Bank"), a federally chartered capital stock savings bank. As of the date hereof, the MHC beneficially and of record owns 800,000 shares of common stock, par value $1.00 per share, of the Savings Bank ("Savings Bank Common Stock"), representing approximately 53.02% of the outstanding voting stock of the Savings Bank and the remaining 708,873 shares of Savings Bank Common Stock, or 46.98%, are owned by persons other than the MHC ("Public Stockholders").

         This Plan of Conversion from Mutual Holding Company to Stock Holding Company and Agreement and Plan of Reorganization ("Plan") provides for the conversion of the MHC to the stock form of organization and the reorganization of the Savings Bank as a wholly owned subsidiary of a newly formed stock holding company (collectively, "Conversion and Reorganization"). The Boards of Directors of the MHC and the Savings Bank believe that the Conversion and Reorganization is in the best interests of the MHC, the members of the MHC, the Savings Bank and its stockholders. As a result of the Conversion and Reorganization, the Savings Bank will be wholly owned by a stock holding company, which is a more common structure and form of ownership than a mutual holding company. The Board of Directors determined that the Plan equitably provides for the interests of Members through the granting of subscription rights and the establishment of a liquidation account and that consummation of the Conversion and Reorganization would not adversely impact the stockholders' equity of the Savings Bank.

         The Conversion and Reorganization will provide the Savings Bank with a larger capital base which will enhance its ability to pursue lending and investment opportunities, as well as opportunities for growth and expansion. The Conversion and Reorganization also will provide a more flexible operating structure, which will enable the Savings Bank to compete more effectively with other financial institutions. In addition, the Conversion and Reorganization will raise additional equity capital for the Savings Bank. Finally, the Conversion and Reorganization has been structured to reunite the accumulated earnings and profits retained by the MHC with the retained earnings of the Savings Bank through a tax-free reorganization.

         Pursuant to the Plan, the Savings Bank will form a new first-tier subsidiary which will be incorporated under state law as a stock corporation ("Holding Company"). The Holding Company will then form an interim federal stock savings bank ("Interim B") as a wholly owned subsidiary. As described in greater detail herein, simultaneously with the conversion of the MHC to an interim federal stock savings bank ("Interim A"), the Savings Bank, MHC and Holding Company will undergo a reorganization in which Interim A will merge with and into the Savings Bank, Interim B will merge with and into the Savings Bank, the Holding Company will become the parent company of the Savings Bank, and the Holding Company will issue and sell its Conversion Stock pursuant to this Plan.

         On September 22, 1997, after careful study and consideration, the Boards of Directors of the MHC and the Savings Bank adopted, and on December 22, 1997 and February 17, 1998, subsequently amended, this Plan. The Plan must be approved by the affirmative vote of a majority of the total number of votes eligible to be cast by Members of the MHC at a special meeting to be called for that purpose and by the holders of at least two-thirds of the shares of outstanding Savings Bank Common Stock eligible to vote at an annual meeting of the Savings Bank

Stockholders, or at a special meeting of the Savings Bank Stockholders called for the purpose of submitting the Plan for approval. Prior to the submission of the Plan to the Members and the Public Stockholders for consideration, the Plan must be approved by the Office of Thrift Supervision ("OTS").

II.      Definitions
         -----------

         For the purposes of this Plan, the following terms have the following meanings:

         A.     Acting in Concert: (i) Knowing participation in a joint activity
                -----------------
or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A Person (as defined herein) who acts in concert with another Person ("other party") shall also be deemed to be acting in concert with any Person who is also acting in concert with that other party, except that any Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert with its trustee or a Person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the Tax-Qualified Employee Benefit Plan will be aggregated.

         B.     Associate: When used to indicate a relationship with any Person,
                ---------
means (i) any corporation or organization (other than the Primary Parties or a majority-owned subsidiary of either thereof) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, except that it does not include a Tax-Qualified Employee Stock Benefit Plan and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of any of the MHC, Savings Bank or Holding Company or any of their subsidiaries.

         C.     Capital Stock: Any and all authorized capital stock of the
                -------------
Savings Bank.

         D.     Common Stock: Collectively, Conversion Stock and Exchange Stock.
                ------------

         E.     Conversion and Reorganization: Collectively, (i) the conversion
                -----------------------------
of the MHC into an interim federal stock savings bank ("Interim A") and the simultaneous merger of Interim A with and into the Savings Bank, with the Savings Bank being the surviving institution; (ii) the merger of an interim federal stock savings bank subsidiary of the Holding Company ("Interim B") with and into the Savings Bank, with the Savings Bank being the surviving institution and becoming a wholly owned subsidiary of the Holding Company; (iii) the exchange of shares of Savings Bank Common Stock (other than those held by the MHC which shall be canceled) for shares of Holding Company Common Stock; and
(iv) the issuance of Conversion Stock by the Holding Company as provided for in this Plan.

         F.     Conversion Stock: Holding Company Common Stock offered and
                ----------------
issued by the Holding Company in the Offerings pursuant to this Plan.

         G.     Direct Community Offering: The offering of Conversion Stock for
                -------------------------
sale to the public.

         H.     Eligibility Record Date: June 30, 1996.
                -----------------------

         I.     Eligible Account Holder: Holder of a Qualifying Deposit on the
                -----------------------
Eligibility Record Date.

         J.     Exchange Ratio: The ratio at which shares of Holding Company
                --------------
Common Stock will be exchanged for shares of Savings Bank Common Stock held by the Public Stockholders upon consummation of the Conversion and Reorganization. The exact rate shall be determined by the MHC and the Savings Bank at the time the Purchase Price (as defined in Section XI.B.) is determined and shall equal the rate that will result in the Public Stockholders owning in the aggregate approximately the same percentage of shares of common stock of the Holding Company to be outstanding upon completion of the Conversion and Reorganization as the percentage of Savings Bank Common Stock owned by them in the aggregate immediately prior to consummation of the Conversion and Reorganization, before giving effect to (i) the payment of cash in lieu of issuing fractional shares of Holding Company Common Stock, and (ii) any shares of Conversion Stock purchased by Public Stockholders or any Tax-Qualified Employee Stock Benefit Plans.

         K.     Exchange Stock: Holding Company Common Stock issued to the
                --------------
                Public Stockholders in exchange for Savings Bank Common Stock.

         L.     FDIC: Federal Deposit Insurance Corporation.
                ----

         M.     Form AC Application: The application submitted by the MHC to
                -------------------
the OTS on OTS Form AC for approval of the Conversion and Reorganization.

         N.     H-(e)1 Application: The application submitted to the OTS on OTS
                ------------------
Form H-(e)1 or, if applicable, OTS Form H-(e)1-S, for approval of the Holding Company acquisition of all of the Capital Stock.

         O.     Holding Company: The corporation to be formed by the Savings
                ---------------
Bank under state law initially as a first tier, wholly owned subsidiary of the Savings Bank. Upon completion of the Conversion, the Holding Company shall hold all of the outstanding capital stock of the Savings Bank.

         P.     Holding Company Common Stock: The common stock, $0.01 par value
                ----------------------------
per share, of the Holding Company.

         Q.     Interim A: "Perpetual Interim "A" Bank, A Federal Savings Bank,"
                ---------
which will be the interim federal stock savings bank resulting from the conversion of the MHC to stock form immediately prior to the merger of Interim B into the Savings Bank.

         R.     Interim B: "Perpetual Interim "B" Bank, A Federal Savings Bank,"
                ---------
which will be formed as a wholly owned interim federal stock savings bank subsidiary of the Holding Company, which will merge with and into the Savings Bank immediately after the merger of Interim A into the Savings Bank.

         S.     Local Community: Anderson and Oconee Counties of the State of
                ---------------
South Carolina.

         T.     Market Maker: A dealer (i.e., any Person who engages directly or
                ------------
indirectly as agent, broker, or principal in the business of offering, buying, selling, or otherwise dealing or trading in securities issued by another Person) who, with respect to a particular security, (i) regularly publishes bona fide, competitive bid and offer quotations in a recognized inter-dealer quotation system or furnishes bona fide competitive bid and offer quotations on request and (ii) is ready, willing and able to effect transactions in reasonable quantities at its quoted prices with other brokers or dealers.

         U.       Member: Any Person qualifying as a member of the MHC pursuant
                  ------
                  to its charter and bylaws.



         V.       MHC: SouthBanc Shares, M.H.C., Anderson, South Carolina.
                  ---

         W.       Offerings: Collectively, the Subscription Offering, Direct
                  ---------
Community Offering and Syndicated Community Offering.

         X.       Officer: An executive officer of any or all of the Primary
                  -------
Parties, which includes the Chief Executive Officer, President, Executive Vice President, Senior Vice Presidents, Vice Presidents in charge of principal business functions, Secretary, Controller, and any Person performing functions similar to those performed by the foregoing persons.

         Y.     Order Form(s): Form(s) to be used to purchase Conversion Stock
                -------------
sent to Eligible Account Holders and other parties eligible to purchase Conversion Stock in the Subscription Offering.

         Z.     Other Member: A Member (other than an Eligible Account Holder or
                ------------
Supplemental Eligible Account Holder) at the close of business on the Voting Record Date.

         AA.    Person: An individual, a corporation, a partnership, an
                ------
association, a joint-stock company, a trust (including Individual Retirement Accounts and KEOGH Accounts), any unincorporated organization, a government or political subdivision thereof or any other entity.

         BB.    Plan: This Plan of Conversion from Mutual Holding Company to
                ----
Stock Holding Company and Agreement and Plan of Reorganization, as originally adopted by the Boards of Directors of the MHC and the Savings Bank, or as amended in accordance with its terms.

         CC.    Primary Parties: Collectively, the MHC, the Savings Bank and the
                ---------------
Holding Company.

         DD.    Public Stockholder: Any Person who owns Savings Bank Common
                ------------------
Stock, other than the MHC, as of the Voting Record Date.

         EE.    Qualifying Deposit: The deposit balance in any Savings Account
                ------------------

as of the close of business on the Eligibility Record Date or the Supplemental Eligibility Record Date, as applicable; provided, however, that no Savings Account with a deposit balance of less than $50.00 shall constitute a Qualifying Deposit.

         FF.    Registration Statement: The registration statement on SEC Form
                ----------------------
S-1, or similar form, filed by the Holding Company with the SEC for the purpose of registering the Conversion Stock under the Securities Act of 1933, as amended.

         GG.    Savings Account(s): Withdrawable deposit(s) in the Savings Bank,
                ------------------
including certificates of deposit, demand deposit accounts and non-interest-bearing deposit accounts.

         HH.    Savings Bank: Perpetual Bank, A Federal Savings Bank, Anderson,
                ------------
South Carolina.

         II.    Savings Bank Common Stock: The common stock of the Savings Bank,
                -------------------------
par value $1.00 per share.

         JJ.    SEC: Securities and Exchange Commission.
                ---

         KK.    Special Meeting of Members: The special meeting of the Members,
                --------------------------
and any adjournments thereof, held to consider and vote upon the Plan.

         LL.    Meeting of Stockholders: The meeting of the stockholders of the
                -----------------------
Savings Bank, and any adjournments thereof, to be called and held for the purpose of submitting the Plan for their approval. Such meeting may either be an annual or special meeting.

         MM.    Subscription Offering: The offering of Conversion Stock to
                ---------------------
Eligible Account Holders, Supplemental Eligible Account Holders and Other Members under the Plan.

         NN.    Subscription Rights: Nontransferable, non-negotiable, personal
                -------------------
rights of Eligible Account Holders, Supplemental Eligible Account Holders and Other Members to purchase Conversion Stock.

         OO.    Supplemental Eligibility Record Date: The last day of the
                ------------------------------------
calendar quarter preceding the approval of the Plan by the OTS.

         PP.    Supplemental Eligible Account Holder: Holder of a Qualifying
                ------------------------------------
Deposit in the Savings Bank (other than an Officer or director of the Savings Bank or their Associates) on the Supplemental Eligibility Record Date.

         QQ.    Syndicated Community Offering: The offering for sale by a
                -----------------------------
syndicate of broker-dealers to the general public of shares of Conversion Stock not purchased in the Subscription Offering and the Direct Community Offering.

         RR.    Tax-Qualified Employee Stock Benefit Plan: Any defined benefit
                -----------------------------------------
plan or defined contribution plan of the Savings Bank or Holding Company, such as an employee stock ownership plan, bonus plan, profit-sharing plan or other plan, which, with its related trust, meets the requirements to be "qualified" under section 401 of the Internal Revenue Code. A "non-tax-qualified employee stock benefit plan" is any defined benefit plan or defined contribution plan that is not so qualified.

         SS.    Voting Record Date(s): The date(s) fixed by the Boards of
                ---------------------
Directors of the MHC and the Savings Bank according to OTS regulations for determining eligibility to vote at the Special Meeting of Members and at the Meeting of Stockholders.

III.     General Procedure for Conversion and Reorganization
         ---------------------------------------------------

         A.     Conversion of MHC to an Interim Federal Stock Savings Bank and
                --------------------------------------------------------------
Merger of Such Interim Into the Savings Bank. The MHC will convert into
--------------------------------------------
Perpetual Interim "A" Bank, a Federal Savings Bank (i.e. "Interim A") and Interim A will simultaneously merge with and into the Savings Bank, with the Savings Bank as the surviving entity ("MHC Merger"). As a result of the MHC Merger, the Savings Bank Common Stock held by the MHC will be canceled and Eligible Account Holders and Supplemental Eligible Account Holders will be granted ratable interests in a liquidation account, to be established in accordance with the procedures set forth in Section XIV hereof.

         B.     Merger of a Second Interim Federal Stock Savings Bank into
                ----------------------------------------------------------
Savings Bank and Exchange of Shares. Immediately after the MHC Merger, Perpetual
-----------------------------------
Interim "B" Bank, A Federal Savings Bank (i.e., Interim B) will merge with and into the Savings Bank, and the separate existence of Interim B will cease ("Savings Bank Merger"). The shares of the Holding Company Common Stock held by the Bank will be canceled. The shares of common stock of Interim B held by the Holding Company will be converted, on a one-to-one basis, into shares of Savings Bank Common Stock, which will result in the Savings Bank becoming a wholly-owned subsidiary of the Holding Company. The Public Stockholders will exchange their shares of Savings Bank Common Stock for shares of Holding Company Common Stock based upon the Exchange Ratio. In addition, all options to purchase shares of Savings Bank Common Stock which are outstanding immediately prior to consummation of the Conversion and Reorganization shall be converted to options to purchase shares of Holding Company Common Stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the Exchange Ratio so that the aggregate exercise price remains unchanged, and with the duration of the option remaining unchanged. Upon consummation of the Conversion and Reorganization, all of the Savings Bank Common Stock will be owned by the Holding Company and the Public Stockholders will own the same percentage of the Holding Company Common Stock as the percentage of the Savings Bank Common Stock owned by them prior to the Conversion and Reorganization, before giving effect to cash paid in lieu of any fractional interests of Savings Bank Common Stock and any shares of Conversion Stock purchased by the Public Stockholders in the Offering or by the Tax-Qualified Employee Stock Benefit Plans thereafter. The Holding Company will then sell the Conversion Stock in the Offerings in accordance with this Plan.

         Following consummation of the Conversion and Reorganization, voting rights with respect to the Savings Bank shall be held and exercised exclusively by the Holding Company as holder of the outstanding Savings Bank Common Stock. Voting rights with respect to the Holding Company shall be held and exercised exclusively by holders of the Holding Company Common Stock. As a result of the MHC Merger, the separate existence of the MHC and the voting rights of Members will cease.

IV.      Steps Prior to Submission of the Plan to the Members and the Savings
         --------------------------------------------------------------------
         Bank Stockholders for Approval
         ------------------------------

         Prior to submission of the Plan to the Members and to the stockholders of the Savings Bank for approval, the Plan must be approved by the OTS. Prior to such regulatory approval:

         A. The Boards of Directors of the MHC and the Savings Bank each shall adopt the Plan by a vote of not less than two-thirds of their entire membership.

         B. The MHC shall publish legal notice of the adoption of the Plan in a newspaper having a general circulation in each community in which the MHC and the Savings Bank maintains an office.

         C. A press release relating to the proposed Conversion and Reorganization may be submitted to the local media.

         D. Copies of the Plan as adopted by the Boards of Directors of the MHC and the Savings Bank shall be made available for inspection at each office of the MHC and the Savings Bank.

         E. The Savings Bank shall cause the Holding Company to be incorporated under state law and the Board of Directors of the Holding Company shall concur in the Plan by at least a two-thirds vote.

         F. As soon as practicable following the adoption of this Plan, the MHC shall file the Form AC Application, and the Holding Company shall file the Registration Statement and the H-(e)1 Application. In addition, an application to merge the MHC (following its conversion into an interim federal stock savings bank) and the Savings Bank and an application to merge Interim B and the Savings Bank shall both be filed with the OTS, either as exhibits to the H-(e)1 Application, or separately. Upon filing the Form AC Application, the MHC shall publish legal notice thereof in a newspaper having a general circulation in each community in which the MHC and the Savings Bank maintains an office and/or by mailing a letter to each Member, and also shall publish such other notices of the Conversion and Reorganization as may be required in connection with the H-
(e)1 Application and by the regulations and policies of the OTS.

         G. The MHC and the Savings Bank shall obtain an opinion of their tax advisors or a favorable ruling from the U.S. Internal Revenue Service which shall state that the Conversion and Reorganization shall not result in any gain or loss for federal income tax purposes to the Primary Parties or to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members. Receipt of a favorable opinion or ruling is a condition precedent to completion of the Conversion and Reorganization.

V.       Special Meeting of Members
         --------------------------

         Subsequent to the approval of the Plan by the OTS, the Special Meeting shall be scheduled in accordance with the MHC's Bylaws. Promptly after receipt of approval and at least 20 days but not more than 45 days prior to the Special Meeting, the MHC shall distribute proxy solicitation materials to all Members and beneficial owners of accounts held in fiduciary capacities where the beneficial owners possess voting rights, as of the Voting Record Date. The proxy solicitation materials shall include a copy of the proxy statement to be used in connection with such solicitation and other documents authorized for use by the regulatory authorities and may also include a copy of the Plan and/or a prospectus ("Prospectus") as provided in Section VIII below. The MHC shall also advise each Eligible Account Holder and Supplemental Eligible Account Holder not entitled to vote at the Special Meeting of the proposed Conversion and Reorganization and the scheduled Special Meeting, and provide a postage prepaid card on which to indicate whether he wishes to receive a Prospectus, if the Subscription Offering is not held concurrently with the proxy solicitation.

         Pursuant to OTS regulations, an affirmative vote of not less than a majority of the total outstanding votes of the Members is required for approval of the Plan. Voting may be in person or by proxy at the Special Meeting of Members. The OTS shall be notified promptly of the actions of the Members at the Special Meeting of Members.

VI.      Meeting of Stockholders
         -----------------------

         Subsequent to the approval of the Plan by the OTS, the Meeting of Stockholders shall be scheduled in accordance with the Savings Bank's Bylaws at which the Plan will be considered for approval. Promptly after receipt of approval and at least 20 days but not more than 45 days prior to such meeting, the Savings Bank shall distribute proxy solicitation materials to Savings Bank stockholders and beneficial owners of Savings Bank Common Stock held in fiduciary capacities where the beneficial owners possess voting rights, as of the Voting Record Date. The proxy solicitation materials shall include a copy of the proxy statement to be used in connection with such solicitation and other documents authorized for use by the regulatory authorities and may also include a copy of the Plan and/or a Prospectus as provided in Paragraph VIII below. The Savings Bank shall also advise each holder of Savings Bank Common Stock entitled to vote at the meeting of the proposed Conversion and Reorganization and the scheduled meeting, and provide a postage prepaid card on which to indicate whether he wishes to receive the Prospectus, if the Subscription Offering is not held concurrently with the proxy solicitation.

         Pursuant to OTS regulations, an affirmative vote of not less than two-thirds of the total outstanding votes of the stockholders of the Savings Bank is required for approval of the Plan. Furthermore, pursuant to OTS policy, the affirmative vote of not less than a majority of the total outstanding votes of the stockholders of the Savings Bank (except the MHC) present in person or by proxy is required for approval of the Plan. Voting may be in person or by proxy at the Meeting of Stockholders. The OTS shall be notified promptly of the actions of the stockholders of the Savings Bank at the Meeting of Stockholders.

VII.     Summary Proxy Statements
         ------------------------

         The Proxy Statements furnished to Members and to stockholders of the Savings Bank may be in summary form; provided that a statement is made in bold-face type that a more detailed description of the proposed transaction may be obtained by returning an enclosed postage prepaid card or other written communication requesting supplemental information. Without prior approval of the OTS, the Special Meeting and the meeting of the stockholders of the Savings Bank shall not be held less than 20 days after the last day on which the supplemental information statement is mailed to requesting Members or requesting stockholder of the Savings Bank. The supplemental information statement may be combined with the Prospectus if the Subscription Offering is commenced concurrently with or during the proxy solicitation of Members for the Special Meeting or of the stockholders of the Savings Bank for the Meeting of Stockholders.

VIII.    Offering Documents
         ------------------

         The Holding Company may commence the Subscription Offering and, provided that the Subscription Offering has commenced, may commence the Direct Community Offering concurrently with or during the proxy solicitation relating to the Special Meeting of Members and the Meeting of Stockholders. The Holding Company may close the Subscription Offering before such meetings, provided that the offer and sale of the Conversion Stock shall be conditioned upon approval of the Plan by the Members at the Special Meeting and by the stockholders of the Savings Bank at the Meeting of Stockholders. The MHC's and the Savings Bank's proxy solicitation materials may require Eligible Account Holders, Supplemental Eligible Account Holders, Other Members and the Savings Bank Stockholder to return to the Savings Bank by a reasonable certain date a postage prepaid card or other written communication requesting receipt of a Prospectus with respect to the Subscription Offering, provided that if the Prospectus is not mailed concurrently with the proxy solicitation materials, the Subscription Offering shall not be closed until the expiration of 30 days after the mailing of the proxy solicitation materials. If the Subscription Offering is not commenced within 45 days after the Special Meeting, the Savings Bank may transmit, not more than 30 days prior to the commencement of the Subscription Offering, to each Eligible Account Holder, Supplemental

Eligible Account Holder and other eligible subscribers who had been furnished with proxy solicitation materials a notice which shall state that the Savings Bank is not required to furnish a Prospectus to them unless they return by a reasonable date certain a postage prepaid card or other written communication requesting the receipt of the Prospectus.

         Prior to commencement of the Subscription Offering, the Direct Community Offering and the Syndicated Community Offering, the Holding Company shall file the Registration Statement. The Holding Company shall not distribute the final Prospectus until the Registration Statement containing same has been declared effective by the SEC and the Prospectus has been declared effective by the OTS.

IX.      Combined Subscription and Direct Community Offering
         ---------------------------------------------------

         Instead of a separate Subscription Offering, all Subscription Rights may be exercised by delivery of properly completed and executed Order Forms to the Savings Bank or selling group utilized in connection with the Direct Community Offering and the Syndicated Community Offering. If a separate Subscription Offering is not held, orders for Conversion Stock in the Direct Community Offering shall first be filled pursuant to the priorities and limitations stated in Paragraph XI.C. below.

X.       Consummation of the Conversion and Reorganization
         -------------------------------------------------

         The effective date of the Conversion and Reorganization shall be the date upon which the last of the following actions occurs: (i) the filing of Articles of Combination with the OTS with respect to the MHC Merger, (ii) the filing of Articles of Combination with the OTS with respect to the Savings Bank Merger and (iii) the closing of the issuance of the shares of Conversion Stock in the Offerings. The filing of Articles of Combination relating to the MHC Merger and the Savings Bank Merger and the closing of the issuance of shares of Conversion Stock in the Offerings shall not occur until all requisite regulatory, Member approval and approval of the stockholders of the Savings Bank have been obtained, all applicable waiting periods have expired and sufficient subscriptions and orders for the Conversion Stock have been received. It is intended that the closing of the MHC Merger, the Savings Bank Merger and the sale of shares of Conversion Stock in the Offerings shall occur consecutively and substantially simultaneously.

         After the Conversion and Reorganization, the Savings Bank will succeed to all the rights, interests, duties and obligations of the Savings Bank before the Conversion and Reorganization, including but not limited to all rights and interests of the Savings Bank in and to its assets and properties, whether real, personal or mixed. The Savings Bank will continue to be a member of the Federal Home Loan Bank System and all its insured savings deposits will continue to be insured by the FDIC to the extent provided by applicable law.

XI.      Conversion Stock Offering
         -------------------------

         A.     Number of Shares

         The number of shares of Conversion Stock to be offered pursuant to the Plan shall be determined initially by the Boards of Directors of the Primary Parties in conjunction with the determination of the Purchase Price (as defined in Section XI.B. below). The number of shares to be offered may be subsequently adjusted by the Board of Directors prior to completion of the Offerings.

         B.     Independent Evaluation and Purchase Price of Conversion Stock

         All shares of Conversion Stock sold in the Conversion and Reorganization, including shares sold in any Direct Community Offering, shall be sold at a uniform price per share, and referred to herein as the "Purchase Price." The Purchase Price shall be determined by the Board of Directors of the Primary Parties immediately prior to the simultaneous completion of all such sales contemplated by this Plan on the basis of the estimated pro forma market value of the MHC, as converted, and the Savings Bank at such time. Such estimated pro forma market value shall be determined for such purpose by an independent appraiser on the basis of such appropriate factors not inconsistent with the regulations of the OTS. Immediately prior to the Subscription Offering, a subscription price range shall be established which shall vary from 15% above to 15% below the average of the minimum and maximum of the estimated price range. The maximum subscription price (i.e., the per share amount to be remitted when subscribing for shares of Conversion Stock) shall then be determined within the subscription price range by the Board of Directors of the Primary Parties. The subscription price range and the number of shares to be offered may be revised after the completion of the Subscription Offering with OTS approval without a resolicitation of proxies or Order Forms or both.

         C.     Method of Offering Shares
                -------------------------
         Subscription Rights shall be issued at no cost to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members pursuant to priorities established by this Plan and the regulations of the OTS. In order to effect the Conversion and Reorganization, all shares of Conversion Stock proposed to be issued in connection with the Conversion and Reorganization must be sold and, to the extent that shares are available, no subscriber shall be allowed to purchase less than 25 shares; provided, however, that if the purchase price is greater than $20.00 per share, the minimum number of shares which must be subscribed for shall be adjusted so that the aggregate actual purchase price required to be paid for such minimum number of shares does not exceed $500.00. The priorities established for the purchase of shares are as follows:

                  1.    Category 1:  Eligible Account Holders
                        -------------------------------------

                           a. Each Eligible Account Holder shall receive, without payment, Subscription Rights entitling such Eligible Account Holder to purchase that number of shares of Conversion Stock which is equal to the greater of the maximum purchase limitation established for the Direct Community Offering, one-tenth of one percent of the total offering or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders. If the allocation made in this paragraph results in an oversubscription, shares of Conversion Stock shall be allocated among subscribing Eligible Account Holders so as to permit each such account holder, to the extent possible, to purchase a number of shares of Conversion Stock sufficient to make his total allocation equal to 100 shares of Conversion Stock or the total amount of his subscription, whichever is less. Any shares of Conversion Stock not so allocated shall be allocated among the subscribing Eligible Account Holders on an equitable basis, related to the amounts of their respective Qualifying Deposits as compared to the total Qualifying Deposits of all Eligible Account Holders.

                           b. Subscription Rights received by Officers and directors of the Primary Parties and their Associates, as Eligible Account Holders, based on their increased deposits in the Savings Bank in the one-year period preceding the Eligibility Record Date shall be subordinated to all other subscriptions involving the exercise of Subscription Rights pursuant to this Category.

                  2.    Category 2:  Supplemental Eligible Account Holders
                        --------------------------------------------------

                           a. In the event that the Eligibility Record Date is more than 15 months prior to the date of the latest amendment to the Form AC Application filed prior to OTS approval, then, and only in that event, each Supplemental Eligible Account Holder shall receive, without payment, Subscription Rights entitling such Supplemental Eligible Account Holder to purchase that number of shares of Conversion Stock which is equal to the greater of the maximum purchase limitation established for the Direct Community Offering, one-tenth of one percent of the total offering or

                  15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of the Qualifying Deposits of all Supplemental Eligible Account Holders.

                           b. Subscription Rights received pursuant to this category shall be subordinated to Subscription Rights granted to Eligible Account Holders.

                           c. Any Subscription Rights to purchase shares of Conversion Stock received by an Eligible Account Holder in accordance with Category 1 shall reduce to the extent thereof the Subscription Rights to be distributed pursuant to this Category.

                           d. In the event of an oversubscription for shares of Conversion Stock pursuant to this Category, shares of Conversion Stock shall be allocated among the subscribing Supplemental Eligible Account Holders as follows:

                                    (1)         Shares of Conversion Stock shall
                           be allocated so as to permit each such Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares of Conversion Stock sufficient to make his total allocation (including the number of shares of Conversion Stock, if any, allocated in accordance with Category Number 1) equal to 100 shares of Conversion Stock or the total amount of his or her subscription, whichever is less.

                                    (2)         Any shares of Conversion Stock
                           not allocated in accordance with subparagraph (1) above shall be allocated among the subscribing Supplemental Eligible Account Holders on an equitable basis, related to the amounts of their respective Qualifying Deposits as compared to the total Qualifying Deposits of all subscribing Supplemental Eligible Account Holders.

                  3.       Category 3:  Other Members
                           --------------------------

                           a. Other Members shall receive, without payment, Subscription Rights to purchase shares of Conversion Stock, after satisfying the subscriptions of Eligible Account Holders and Supplemental Eligible Account Holders pursuant to Category Nos. l and 2 above, subject to the following conditions:

                                    (1)         Each such Other Member shall be
                           entitled to subscribe for the greater of the maximum purchase limitation established for the Direct Community Offering or one-tenth of one percent of the total offering.

                                    (2)         In the event of an
                           oversubscription for shares of Conversion Stock pursuant to Category 3, the shares of Conversion Stock available shall be allocated among the subscribing Other Members pro rata on the basis of the amounts of their respective subscriptions.

         D.       Direct Community Offering and Syndicated Community Offering
                  -----------------------------------------------------------

                  1. Any shares of Conversion Stock not purchased through the exercise of Subscription Rights set forth in Category Nos. 1 through 3 above may be sold by the Holding Company to Persons under such terms and conditions as may be established by the Savings Bank's Board of Directors with the concurrence of the OTS. The Direct Community Offering may commence concurrently with or as soon as possible after the completion of the Subscription Offering and must be completed within 45 days after completion of the Subscription Offering, unless extended with the approval of the OTS. No Person may purchase in the Direct Community Offering more than 50,000 shares of Conversion Stock issued in the Conversion and Reorganization. The right to purchase shares of Conversion Stock under this Category is subject to the right of the Savings Bank or the Holding Company to accept or reject such orders in whole or in part. In the event of an oversubscription for shares in this Category, the shares available shall be allocated among prospective purchasers pro rata on the basis of the amounts of their respective orders. The offering price for which such shares are sold to the general public in the Direct Community Offering shall be the Purchase Price.

                  2. Orders received in the Direct Community Offering first shall be filled up to a maximum of 2% of the Conversion Stock and thereafter remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled.

                  3. The Conversion Stock offered in the Direct Community Offering shall be offered and sold in a manner that will achieve the widest distribution thereof. Preference shall be given in the Direct Community Offering first to the Public Stockholders (who are not Eligible Account Holders, Supplemental Eligible Account Holders or Other Members) and then to natural Persons and trusts of natural Persons residing in the Local Community.

                  4. Subject to such terms, conditions and procedures as may be determined by the Savings Bank and the Holding Company, all shares of Conversion Stock not subscribed for in the Subscription Offering or ordered in the Direct Community Offering may be sold by a syndicate of broker-dealers to the general public in a Syndicated Community Offering. No Person may purchase in the Syndicated Community Offering more 50,000 shares of Conversion Stock issued in the Conversion and Reorganization. Each order for Conversion Stock in the Syndicated Community Offering shall be subject to the absolute right of the Savings Bank and the Holding Company to accept or reject any such order in whole or in part either at the time of receipt of an order or as soon as practicable after completion of the Syndicated Community Offering. The Savings Bank and the Holding Company may commence the Syndicated Community Offering concurrently with, at any time during, or as soon as practicable after the end of the Subscription Offering and/or Direct Community Offering, provided that the Syndicated Community Offering must be completed within 45 days after the completion of the Subscription Offering, unless extended by the Savings Bank and the Holding Company with the approval of the OTS.

                  5. If for any reason a Syndicated Community Offering of shares of Conversion Stock not sold in the Subscription Offering and the Direct Community Offering cannot be effected, or in the event that any insignificant residue of shares of Conversion Stock is not sold in the Subscription Offering, Direct Community Offering or Syndicated Community Offering, the Savings Bank and the Holding Company shall use their best efforts to obtain other purchasers for such shares in such manner and upon such conditions as may be satisfactory to the OTS.

                  6. In the event a Direct Community Offering or Syndicated Community Offering do not appear feasible, the Savings Bank will immediately consult with the OTS to determine the most viable alternative available to effect the completion of the Conversion. Should no viable alternative exist, the Savings Bank may terminate the Conversion with the concurrence of the OTS.

         E.       Limitations Upon Purchases
                  --------------------------

         The following additional limitations and exceptions shall be imposed upon purchases of shares of Conversion Stock:

                  1. The maximum number of shares of Conversion Stock which may be subscribed for or purchased in all categories in the Conversion and Reorganization by any Person, when combined with any Exchange Stock received, shall not exceed 50,000 shares of Common Stock issued in the Conversion and Reorganization.

                  2. The maximum number of shares of Conversion Stock which may be subscribed for or purchased in all categories in the Conversion and Reorganization by any Person together with any Associate or any group or Persons Acting in Concert, when combined with any Exchange Stock received, shall not exceed 50,000 shares of Common Stock issued in the Conversion and Reorganization.

                  3. Officers and directors of the Primary Parties and Associates thereof may not purchase in the aggregate more than 31% of the shares issued in the Conversion and Reorganization, including any Exchange Stock received.

                  4. The Boards of Directors of the Primary Parties will not be deemed to be Associates or a group of Persons Acting in Concert with other directors or trustees solely as a result of membership on the Board of Directors.

                  5. The Boards of Directors of the Primary Parties, with the approval of the OTS and without further approval of Members or stockholders of the Savings Bank, may, as a result of market conditions and other factors, increase or decrease the purchase limitation described herein or the number of shares of Conversion Stock to be sold in the Conversion and Reorganization. The Boards of Directors of the Primary Parties may, in their sole discretion, increase the maximum purchase limitation set forth above up to 9.99% of the Conversion Shares sold in the Conversion and Reorganization, provided that orders for shares which exceed 5% of the Conversion Shares sold in the Conversion and Reorganization may not exceed, in the aggregate, 10% of the shares sold in the Conversion and Reorganization. If the Primary Parties increase the maximum purchase limitations or the number of shares of Conversion Stock to be sold in the Conversion and Reorganization, the Primary Parties are only required to resolicit Persons who subscribed for the maximum purchase amount and may, in the sole discretion of the Primary Parties, resolicit certain other large subscribers. If the Primary Parties decrease the maximum purchase limitations or the number of shares of Conversion Stock to be sold in the Conversion and Reorganization, the orders of any Person who subscribed for the maximum purchase amount shall be decreased by the minimum amount necessary so that such Person shall be in compliance with the then maximum number of shares permitted to be subscribed for by such Person.

         Notwithstanding anything to the contrary contained in this Plan, and except as may be required by the OTS, Public Stockholders will not be required to sell or divest any Holding Company Common Stock or be limited in receiving Exchange Stock even if their percentage ownership of the Savings Bank Common Stock when converted into Exchange Stock would exceed an applicable purchase limitation.

         Each Person purchasing Conversion Stock in the Conversion and Reorganization shall be deemed to confirm that such purchase does not conflict with the purchase limitations under the Plan or otherwise imposed by law, rule or regulation. In the event that such purchase limitations are violated by any Person (including any Associate or group of Persons affiliated or otherwise Acting in Concert with such Person), the Holding Company shall have the right to purchase from such Person at the actual Purchase Price per share all shares acquired by such Person in excess of such purchase limitations or, if such excess shares have been sold by such Person, to receive from such Person the difference between the actual Purchase Price per share paid for such excess shares and the price at which such excess shares were sold by such Person. This right of the Holding Company to purchase such excess shares shall be assignable by the Holding Company.

         F.       Restrictions On and Other Characteristics of the Conversion
                  -----------------------------------------------------------
                  Stock
                  -----

                  1.    Transferability. Conversion Stock purchased by Officers
                        ---------------
         and directors of the Primary Parties shall not be sold or otherwise disposed of for value for a period of one year from the effective date of Conversion and Reorganization, except for any disposition (i) following the death of the original purchaser or (ii) resulting from an exchange of securities in a merger or acquisition approved by the regulatory authorities having jurisdiction.

                  The Conversion Stock issued by the Holding Company to such Officers and directors shall bear a legend giving appropriate notice of the one-year holding period restriction. Said legend shall state as follows:

                  "The shares evidenced by this certificate are restricted as to transfer for a period of one year from the date of this certificate pursuant to Part 563b of the Rules and Regulations of the Office of Thrift Supervision. These shares may not be transferred prior thereto without a legal opinion of counsel that said transfer is permissible under the provisions of applicable laws and regulations."

                  In addition, the Holding Company shall give appropriate instructions to the transfer agent of the Holding Company Common Stock with respect to the foregoing restrictions. Any shares of Holding Company Common Stock subsequently issued as a stock dividend, stock split or otherwise, with respect to any such restricted stock, shall be subject to the same holding period restrictions for such Persons as may be then applicable to such restricted stock.

                  2.    Subsequent Purchases by Officers and Directors. Without
                        ----------------------------------------------
         prior approval of the OTS, if applicable, Officers and directors of the Savings Bank and officers and directors of the Holding Company, and their Associates, shall be prohibited for a period of three years following completion of the Conversion and Reorganization from purchasing outstanding shares of Holding Company Common Stock, except from a broker or dealer registered with the SEC. Notwithstanding this restriction, purchases involving more than 1% of the total outstanding shares of Holding Company Stock and purchases made and shares held by a Tax-Qualified or non-Tax-Qualified Employee Stock Benefit Plan which may be attributable to such directors and Officers may be made in negotiated transactions without OTS permission or the use of a broker or dealer.

                  3.    Repurchase and Dividend Rights. For a period of three
                        ------------------------------
         years following the consummation of the Conversion and Reorganization, any repurchases of Holding Company Stock by the Holding Company from any Person shall be subject to the then applicable rules and regulations and policies of the OTS. The Savings Bank may not declare or pay a cash dividend on or repurchase any of its Capital Stock if the result thereof would be to reduce the regulatory capital of the Savings Bank below the amount required for the liquidation account described in Paragraph XIV. Further, any dividend declared or paid on the Capital Stock shall comply with the then applicable rules and regulations of the OTS.

                  4. Voting Rights. After the Conversion and Reorganization,
                     -------------
         holders of Savings Accounts in and obligors on loans of the Savings Bank will not have voting rights in the Savings Bank. Exclusive voting rights with respect to the Holding Company shall be vested in the holders of Holding Company Stock; holders of Savings Accounts in and obligors on loans of the Savings Bank will not have any voting rights in the Holding Company except and to the extent that such Persons become stockholders of the Holding Company, and the Holding Company will have exclusive voting rights with respect to the Savings Bank's Capital Stock.

         G.       Mailing of Offering Materials and Collation of Subscriptions
                  ------------------------------------------------------------

         The sale of all shares of Conversion Stock offered pursuant to the Plan must be completed within 24 months after approval of the Plan at the Special Meeting. After approval of the Plan by the OTS and the declaration of the effectiveness of the Prospectus, the Holding Company shall distribute Prospectuses and Order Forms for the purchase of shares of Conversion Stock in accordance with the terms of the Plan.

         The recipient of an Order Form shall be provided not less than 20 days nor more than 45 days from the date of mailing, unless extended, properly to complete, execute and return the Order Form to the Holding Company or the Savings Bank. Self-addressed, postage prepaid, return envelopes shall accompany all Order Forms when they are mailed. Failure of any eligible subscriber to return a properly completed and executed Order Form within the prescribed time limits shall be deemed a waiver and a release by such eligible subscriber of any rights to purchase shares of Conversion Stock under the Plan.

         The sale of all shares of Conversion Stock proposed to be issued in connection with the Conversion and Reorganization must be completed within 45 days after the last day of the Subscription Offering, unless extended by the Holding Company with the approval of the OTS.

         H.       Method of Payment
                  -----------------
         Payment for all shares of Conversion Stock may be made in cash, by check or by money order, or if a subscriber has a Savings Account(s), such subscriber may authorize the Savings Bank to charge the subscriber's Savings Account(s). The Savings Bank shall pay interest at not less than the passbook rate on all amounts paid in cash or by check or money order to purchase shares of Conversion Stock in the Subscription Offering from the date payment is received until the Conversion and Reorganization is completed or terminated. The Savings Bank is not permitted knowingly to loan funds or otherwise extend any credit to any Person for the purpose of purchasing Conversion Stock.

         If a subscriber authorizes the Savings Bank to charge the subscriber's Savings Account(s), the funds shall remain in the subscriber's Savings Account(s) and shall continue to earn interest, but may not be used by such subscriber until the Conversion and Reorganization is completed or terminated, whichever is earlier. The withdrawal shall be given effect only concurrently with the sale of all shares of Conversion Stock proposed to be sold in the Conversion and Reorganization and only to the extent necessary to satisfy the subscription at a price equal to the aggregate Purchase Price. The Savings Bank shall allow subscribers to purchase shares of Conversion Stock by withdrawing funds from certificate accounts held with the Savings Bank without the assessment of early withdrawal penalties. In the case of early withdrawal of only a portion of such account, the certificate evidencing such account shall be canceled if the remaining balance of the account is less than the applicable minimum balance requirement. In that event, the remaining balance shall earn interest at the passbook rate.

         I.       Undelivered, Defective or Late Order Forms; Insufficient
                  --------------------------------------------------------
                  Payment
                  -------

         If an Order Form (i) is not delivered and is returned to the Holding Company or the Savings Bank by the United States Postal Service (or the Holding Company or Savings Bank is unable to locate the addressee); (ii) is not returned to the Holding Company or Savings Bank, or is returned to the Holding Company or Savings Bank after expiration of the date specified thereon; (iii) is defectively completed or executed; or (iv) is not accompanied by the total required payment for the shares of Conversion Stock subscribed for (including cases in which the subscribers' Savings Accounts are insufficient to cover the authorized withdrawal for the required payment), the Subscription Rights of the Person to whom such rights have been granted shall not be honored and shall be treated as though such Person failed to return the completed Order Form within the time period specified therein. Alternatively, the Holding Company or Savings Bank may, but shall not be required to, waive any irregularity relating to any Order Form or require the submission of a corrected Order Form or the remittance of full payment for the shares of Conversion Stock subscribed for by such date as the Holding Company or Savings Bank may specify. Subscription orders, once tendered, shall not be revocable. The Holding Company's and Savings Bank's interpretation of the terms and conditions of the Plan and of the Order Forms shall be final.

         J.       Members in Non-Qualified States or in Foreign Countries
                  -------------------------------------------------------

         The Primary Parties will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the Plan reside. However, the Primary Parties are not required to offer stock in the Subscription Offering to any person who resides in a foreign country or resides in a state of the United States with respect to which (i) a small number of persons otherwise eligible to subscribe for shares of Common Stock reside in such state; or (ii) the Primary Parties determine that compliance with the securities laws of such state would be impracticable for reasons of cost or otherwise, including but not limited to a request or requirement that the Primary Parties or their officers, directors or trustees register as a broker, dealer, salesman or selling agent, under the securities laws of such state, or a request or requirement to register or otherwise qualify the Subscription Rights or Common Stock for sale or submit any filing with respect thereto in such state. Where the number of persons eligible to subscribe for shares in one state is small relative to other states, the Primary Parties will base their decision as to whether or not to offer the Common Stock in such state on a number of factors, including the size of accounts held by account holders in the state, the cost of reviewing the registration and qualification requirements of the state (and of actually registering or qualifying the shares) or the need to register the Holding Company, its officers, directors or employees as brokers, dealers or salesmen.

XII.     Post Conversion and Reorganization Filing and Market Making
         -----------------------------------------------------------

         In connection with the Conversion and Reorganization, the Holding Company shall register the Common Stock with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and shall undertake not to deregister such Conversion Stock for a period of three years thereafter.

         The Holding Company shall use its best efforts to encourage and assist Market Makers to establish and maintain a market for the shares of its stock. The Holding Company shall also use its best efforts to list its stock on The Nasdaq Stock Market or on a national or regional securities exchange.

XIII.    Status of Savings Accounts and Loans Subsequent to Conversion and
         -----------------------------------------------------------------
         Reorganization
         --------------

         All Savings Accounts shall retain the same status after Conversion and Reorganization as these accounts had prior to Conversion and Reorganization. Each Savings Account holder shall retain, without payment, a withdrawable Savings Account(s) after the Conversion and Reorganization, equal in amount to the withdrawable value of such holder's Savings Account(s) prior to Conversion and Reorganization. All Savings Accounts will continue to be insured by the Savings Association Insurance Fund of the FDIC up to the applicable limits of insurance coverage. All loans granted by the Savings Bank shall retain the same status after the Conversion and Reorganization as they had prior to the Conversion and Reorganization. See Paragraph III.B. with respect to the termination of voting rights of Members.

XIV.     Liquidation Account
         -------------------

         After the Conversion and Reorganization, holders of Savings Accounts shall not be entitled to share in any residual assets in the event of liquidation of the Savings Bank. However, the Savings Bank shall, at the time of the Conversion and Reorganization, establish a liquidation account in an amount equal to the amount of dividends with respect to the Savings Bank Common Stock waived by the MHC plus the greater of (i) the Savings Bank's total retained earnings as of the date of the latest statement of financial condition contained in the final offering circular used in connection with the Savings Bank's reorganization as a majority owned subsidiary of the MHC, or (ii) 53.02% of the Savings Bank's total stockholders' equity as of the date of the latest statement of financial condition contained in the final Prospectus used in connection with the Conversion and Reorganization. The function of the liquidation account shall be to establish a priority on liquidation and, except as provided in Section XI.F.3. above, the existence of the liquidation account shall not operate to restrict the use or application of any of the net worth accounts of the Savings Bank.

         The liquidation account shall be maintained by the Savings Bank subsequent to the Conversion and reorganization for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who retain their Savings Accounts in the Savings Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to each Savings Account held, have a related inchoate interest in a portion of the liquidation account balance ("subaccount").

         The initial subaccount balance for a Savings Account held by an Eligible Account Holder and/or a Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the liquidation account by a fraction of which the numerator is the amount of such holder's Qualifying Deposit in the Savings Account and the denominator is the total amount of the Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders. Such initial subaccount balance shall not be increased, and it shall be subject to downward adjustment as provided below.

         If the deposit balance in any Savings Account of an Eligible Account Holder or Supplemental Eligible Account Holder at the close of business on any annual closing date subsequent to the Eligibility Record Date is less than the lesser of (i) the deposit balance in such Savings Account at the close of business on any other annual closing date subsequent to the Eligibility Record Date or the Supplemental Eligibility Record Date or (ii) the amount of the Qualifying Deposit in such Savings Account on the Eligibility Record Date or the Supplemental Eligibility Record Date, then the subaccount balance for such Savings Account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of a downward adjustment, such subaccount balance shall not be subsequently increased, notwithstanding any increase in the deposit balance of the related Savings Account. If any such Savings Account is closed, the related subaccount balance shall be reduced to zero.

         In the event of a complete liquidation of the Savings Bank, each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current adjusted subaccount balance(s) for Savings Account(s) then held by such holder before any liquidation distribution may be made to stockholders. No merger, consolidation, bulk purchase of assets with assumptions of Savings Accounts and other liabilities or similar transactions with another Federally-insured institution in which the Savings Bank is not the surviving institution shall be considered to be a complete liquidation. In any such transaction, the liquidation account shall be assumed by the surviving institution.

XV.      Regulatory Restrictions on Acquisition of Holding Company
         ---------------------------------------------------------

         A. OTS regulations provide that for a period of three years following completion of the Conversion and Reorganization, no Person (i.e, individual, a group Acting in Concert, a corporation, a partnership, an association, a joint stock company, a trust, or any unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution or its holding company) shall directly, or indirectly, offer to purchase or actually acquire the beneficial ownership of more than 10% of any class of equity security of the Holding Company without the prior approval of the OTS. However, approval is not required for purchases directly from the Holding Company or the underwriters or selling group acting on its behalf with a view towards public resale, or for purchases not exceeding 1% per annum of the shares outstanding. Civil penalties may be imposed by the OTS for willful violation or assistance of any violation. Where any Person, directly or indirectly, acquires beneficial ownership of more than 10% of any class of equity security of the Holding Company within such three-year period, without the prior approval of the OTS, stock of the Holding Company beneficially owned by such Person in excess of 10% shall not be counted as shares entitled to vote and shall not be voted by any Person or counted as voting shares in connection with any matter submitted to the stockholders for a vote. The provisions of this regulation shall not apply to the acquisition of securities by Tax-

Qualified Employee Stock Benefit Plans provided that such plans do not have beneficial ownership of more than 25% of any class of equity security of the Holding Company.

         B. The Holding Company may provide in its articles of incorporation, or similar document, a provision that, for a specified period of up to five years following the date of the completion of the Conversion and Reorganization, no Person shall directly or indirectly offer to acquire or actually acquire the beneficial ownership of more than 10% of any class of equity security of the Holding Company. Such provisions would not apply to acquisition of securities by Tax-Qualified Employee Stock Benefit Plans provided that such plans do not have beneficial ownership of more than 25% of any class of equity security of the Holding Company. The Holding Company may provide in its articles of incorporation, or similar document, for such other provisions affecting the acquisition of its stock as shall be determined by its Board of Directors.

XVI.     Directors and Officers of the Savings Bank
         ------------------------------------------

         The Conversion and Reorganization is not intended to result in any change in the directors or Officers of the Savings Bank. Each Person serving as a director of the Savings Bank at the time of Conversion and Reorganization shall continue to serve as a member of the Savings Bank's Board of Directors, subject to the Savings Bank's Federal Stock Charter and Bylaws. The Persons serving as Officers immediately prior to the Conversion and Reorganization will continue to serve at the discretion of the Board of Directors in their respective capacities as Officers of the Savings Bank. In connection with the Conversion and Reorganization, the Savings Bank and the Holding Company may enter into employment agreements on such terms and with such officers as shall be determined by the Boards of Directors of the Savings Bank and the Holding Company.

XVII.    Executive Compensation
         ----------------------

         The Savings Bank and the Holding Company may adopt, subject to any required approvals, executive compensation or other benefit programs, including but not limited to compensation plans involving stock options, stock appreciation rights, restricted stock grants, employee recognition programs and the like.

XVIII.   Amendment or Termination of Plan
         --------------------------------

         If necessary or desirable, the Plan may be amended by a two-thirds vote of the Savings Bank's Board of Directors or the MHC's Board of Directors, at any time prior to the Special Meeting of Members and the Meeting of Stockholders. At any time thereafter, the Plan may be amended by a two-thirds vote of the respective Boards of Directors only with the concurrence of the OTS. The Plan may be terminated by a two-thirds vote of the Board of Directors at any time prior to the Special Meeting of Members or the Meeting of Stockholders, and at any time following such meetings with the concurrence of the OTS. In its discretion, the Boards of Directors of the MHC and the Savings Bank may modify or terminate the Plan upon the order of the regulatory authorities without a resolicitation of proxies or another Special Meeting of Members or Meeting of Stockholders.

         In the event that mandatory new regulations pertaining to conversions are adopted by the OTS prior to the completion of the Conversion and Reorganization, the Plan shall be amended to conform to the new mandatory regulations without a resolicitation of proxies or another Special Meeting of Members or another Meeting of Stockholders. In the event that new conversion regulations adopted by the OTS prior to completion of the Conversion and Reorganization contain optional provisions, the Plan may be amended to utilize such optional provisions at the discretion of the Board of Directors without a resolicitation of proxies or another Special Meeting of Members or another Meeting of Stockholders.

         By adoption of the Plan, the Members and the Savings Bank stockholders authorize the Boards of Directors of the MHC and the Savings Bank to amend and/or terminate the Plan under the circumstances set forth above.

XIX.     Expenses of the Conversion and Reorganization
         ---------------------------------------------

         The Primary Parties shall use their best efforts to assure that expenses incurred in connection with the Conversion and Reorganization are reasonable.

XX.      Contributions to Tax-Qualified Plans
         ------------------------------------

         The Holding Company and/or the Savings Bank may make discretionary contributions to the Tax-Qualified Employee Stock Benefit Plans, provided such contributions do not cause the Savings Bank to fail to meet its regulatory capital requirements.

                                *      *      *

                                                                         ANNEX A
                                                                         -------
                                PLAN OF MERGER

         This Plan of Merger, dated as of __________ ___, 1998, is made by and between SouthBanc Shares, M.H.C. ("MHC"), a federally chartered mutual holding company, and Perpetual Bank, A Federal Savings Bank ("Savings Bank" or "Surviving Corporation"), a federally chartered savings bank (collectively, the "Constituent Corporations").

                                  WITNESSETH:

         WHEREAS, the MHC and the Savings Bank have adopted a Plan of Conversion from Mutual Holding Company to Stock Holding Company and Agreement and Plan of Reorganization ("Plan of Conversion") pursuant to which (i) the MHC will convert to a federally-chartered interim stock savings bank and simultaneously merge with and into the Savings Bank, with the Savings Bank as the surviving entity ("MHC Merger"), (ii) the Savings Bank and a newly-formed interim federal savings bank will merge, pursuant to which the Savings Bank will become a wholly-owned subsidiary of a newly formed stock corporation ("Holding Company") ("Savings Bank Merger"), and (iii) the Holding Company will offer shares of its common stock in the manner set forth in the Plan of Conversion (collectively, the "Conversion and Reorganization"); and

         WHEREAS, the MHC and the Savings Bank desire to provide for the terms and conditions of the MHC Merger;

         NOW, THEREFORE, the MHC and the Savings Bank hereby agree as follows:

         1. EFFECTIVE DATE. The MHC Merger shall become effective on the date specified in the endorsement of the Articles of Combination relating to the MHC Merger by the Secretary of the Office of Thrift Supervision ("OTS") pursuant to 12 C.F.R. 552.13(k), or any successor thereto ("Effective Date").

         2. THE MHC MERGER AND EFFECT THEREOF. Subject to the terms and conditions set forth herein and the prior approval of the OTS of the Conversion and Reorganization, as defined in the Plan of Conversion, and the expiration of all applicable waiting periods, the MHC shall convert from the mutual form to a federal interim stock savings bank and simultaneously merge with and into the Savings Bank, which shall be the Surviving Corporation. Upon consummation of the MHC Merger, the Surviving Corporation shall be considered the same business and corporate entity as each of the Constituent Corporations and the Surviving Corporation shall be subject to and be deemed to have assumed all of the property, rights, privileges, powers, franchises, debts, liabilities, obligations, duties and relationships of each of the Constituent Corporations and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of the Constituent Corporations in any contract or document, whether executed or taking effect before or after the Effective Date, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of the Constituent Corporations is a party shall not be deemed to have abated or to have been discontinued by reason of the MHC Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the MHC Merger had not occurred or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Corporations if the MHC Merger had not occurred.

         3. CANCELLATION OF SAVINGS BANK COMMON STOCK HELD BY THE MUTUAL HOLDING COMPANY AND MEMBER INTERESTS; LIQUIDATION ACCOUNT.

         (a) On the Effective Date: (i) each share of common stock, $1.00 par value per share, of the Savings Bank ("Savings Bank Common Stock") issued and outstanding immediately prior to the Effective Date and held by the MHC shall, by virtue of the MHC Merger and without any action on the part of the holder thereof, be canceled, (ii) the interests in the MHC of any person, firm or entity who or which qualified as a member of the MHC in accordance with its mutual charter and bylaws and the laws of the United States prior to the MHC's conversion from mutual to stock form ("Members") shall, by virtue of the MHC Merger and without any action on the part of any Member, be canceled, and (iii) the Savings Bank shall establish a liquidation account on behalf of each depositor member of the MHC as provided for in the Plan of Conversion.

         (b) At or after the Effective Date and prior to the Savings Bank Merger, each certificate or certificates theretofore, evidencing issued and outstanding shares of Savings Bank Common Stock, other than any such certificate or certificates held by the MHC, which shall be canceled, shall continue to represent issued and outstanding shares of Savings Bank Common Stock.

         4. RIGHTS OF DISSENT AND APPRAISAL ABSENT. No holder of Savings Bank Common Stock shall have any dissenter or appraisal rights in connection with the MHC Merger.

         5. NAME OF SURVIVING CORPORATION. The name of the Surviving Corporation shall be "Perpetual Bank, A Federal Savings Bank."

         6. DIRECTORS OF THE SURVIVING CORPORATION. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Corporation and applicable law, the number of directors of the Surviving Corporation shall be nine. The names of those persons who, upon and after the Effective Date, shall be directors of the Surviving Corporation are set forth below. Each such director shall serve for the term which expires at the annual meeting of stockholders of the Surviving Corporation in the year set forth after his respective name, and until a successor is elected and qualified.

         Name                                                  Term Expires
         ----                                                  ------------

         Harold A. "Drew" Pickens                              1998
         Robert W. "Lujack" Orr                                1997
         Martha S. Clamp                                       1997
         Jack F. McIntosh                                      1999
         Charles W. Fant, Jr.                                  1999
         Cordes G. Seabrook, Jr.                               1999
         Jim Gray Watson                                       1998
         Richard C. Ballenger                                  1997
         F. Stevon Kay                                         1998

         The address of each director is 907 N. Main Street, Anderson, South Carolina 29621.

         7. OFFICERS OF THE SURVIVING CORPORATION. Upon and after the Effective Date, until changed in accordance with the Federal Stock Charter and Bylaws of the Surviving Corporation and applicable law, the officers of the Savings Bank immediately prior to the Effective Date shall be the officers of the Surviving Corporation.

         8. OFFICES. Upon the Effective Date, all offices of the Savings Bank shall be offices of the Surviving Corporation. As of the Effective Date, the home office of the Surviving Corporation shall remain at 907 N. Main Street, Anderson, South Carolina, and the locations of the branch offices of the Surviving Corporation shall be 104 Whitehall Road, Anderson, South Carolina; 2821 South Main Street, Anderson, South Carolina; Windsor Place Winn Dixie, S.C. Highway 81, Anderson, South Carolina; 3898 Liberty Highway, Anderson, South Carolina; and 1007 Bypass 123, Seneca, South Carolina.

         9. CHARTER AND BYLAWS. On and after the Effective Date, the Charter of the Savings Bank as in effect immediately prior to the Effective Date shall be the Federal Stock Charter of the Surviving Corporation until amended in accordance with the terms thereof and applicable law, except that the Federal Stock Charter shall be amended to provide for the establishment of a liquidation account in accordance with applicable the Plan of Conversion. On and after the Effective Date, the Bylaws of the Savings Bank as in effect immediately prior to the Effective Date shall be the Bylaws of the Surviving Corporation until amended in accordance with the terms thereof and applicable law.

         10. STOCKHOLDER AND MEMBER APPROVALS. The affirmative votes of the holders of Savings Bank Common Stock and of the Members as set forth in the Plan of Conversion shall be required to approve the Plan of Conversion, of which this Plan of Merger is a part, on behalf of the Savings Bank and the MHC, respectively.

         11. ABANDONMENT OF PLAN. This Plan of Merger may be abandoned by either the MHC or the Savings Bank at any time before the Effective Date in the manner set forth in the Plan of Conversion.

         12. AMENDMENTS. This Plan of Merger may be amended in the manner set forth in the Plan of Conversion by a subsequent writing signed by the parties hereto upon the approval of the Boards of Directors of the Constituent Corporations.

         13. SUCCESSORS. This Agreement shall be binding on the successors of the Constituent Corporations.

         14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina, except to the extent superseded by the laws of the United States.

         IN WITNESS WHEREOF, the MHC and the Savings Bank have caused this Plan of Merger to be executed by their duly authorized officers as of the day and year first above written.

Attest:                              SOUTHBANC SHARES, M.H.C.



                                     By:
------------------------                   -------------------------------------
Sylvia B. Reed                             Robert W. "Lujack" Orr
Corporate Secretary                        President and Chief Executive Officer


Attest:                              PERPETUAL BANK, A FEDERAL SAVINGS BANK



                                     By:
------------------------                   -------------------------------------
Sylvia B. Reed                             Robert W. "Lujack" Orr
Corporate Secretary                        President and Chief Executive Officer

                                                                         ANNEX B
                                                                         -------
                            PLAN OF REORGANIZATION

         This Plan of Reorganization, dated as of _____________ ___, 1998, is made by and among Perpetual Bank, A Federal Savings Bank ("Savings Bank" or the "Surviving Corporation"), a federally chartered savings bank and majority owned subsidiary of SouthBanc Shares, M.H.C. ("MHC"), a federally chartered mutual holding company; ________________ ("Holding Company"), a ____________
corporation organized by the Savings Bank; and Perpetual Interim "B" Bank, A Federal Savings Bank ("Interim B"); a to-be formed interim federal stock savings bank.

                                  WITNESSETH:

         WHEREAS, the Savings Bank has organized the Holding Company as a first-tier, wholly owned subsidiary for the purpose of becoming the stock holding company of the Savings Bank upon completion of the Conversion and Reorganization as defined in the Plan of Conversion from Mutual Holding Company to Stock Holding Company and Agreement and Plan of Reorganization ("Plan of Conversion") adopted by the Boards of Directors of the MHC and the Savings Bank; and

         WHEREAS, the MHC owns as of the date hereof _____% of the outstanding common stock of the Savings Bank, par value $1.00 per share ("Savings Bank Common Stock), will convert to a federally-chartered interim stock savings bank and simultaneously merge with and into the Savings Bank pursuant to the Plan of Conversion and the Plan of Merger included as Annex A thereto ("MHC Merger"), pursuant to which all shares of Savings Bank Common Stock held by the MHC will be canceled; and

         WHEREAS, the formation of a stock holding company by the Savings Bank will be facilitated by causing the Holding Company to become the sole stockholder of a newly-formed interim stock savings bank ("Interim B") and then merge Interim B with and into the Savings Bank, pursuant to which the Savings Bank will reorganize as a wholly-owned subsidiary of the Holding Company ("Reorganization") and, in connection therewith, all outstanding shares of Savings Bank Common Stock will be converted automatically into and become shares of common stock of the Holding Company, par value $____ per share ("Holding Company Common Stock"); and

         WHEREAS, Interim B is being organized by the officers of the Savings Bank as an interim Federal stock savings bank with the Holding Company as its sole stockholder in order to effect the Reorganization; and

         WHEREAS, the Savings Bank and Interim B ("Constituent Corporations") and the Holding Company desire to provide for the terms and conditions of the Reorganization.

         NOW, THEREFORE, the Savings Bank, Interim B and the Holding Company hereby agree as follows:

         1. EFFECTIVE DATE. The Reorganization shall become effective on the date specified in the endorsement of the articles of combination relating to the Reorganization by the Office of Thrift Supervision ("OTS") pursuant to 12 C.F.R. ss.552.13(k), or any successor thereto ("Effective Date").

         2. THE MERGER AND EFFECT THEREOF. Subject to the terms and conditions set forth herein and the prior approval of the OTS of the Conversion and the Reorganization, as defined in the Plan of Conversion, and the expiration of all applicable waiting periods, Interim B shall merge with and into the Savings Bank, with the Savings Bank as the Surviving Corporation. Upon consummation of the Reorganization, the Surviving Corporation shall be considered the same business and corporate entity as each of the Constituent Corporations and thereupon and thereafter all the property, rights, powers and franchises of each of the Constituent Corporations shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the property, rights, privileges, powers, franchises, debts, liabilities, obligations and duties of each of the Constituent

Corporations and shall have succeeded to all of each of their relationships, fiduciary or otherwise, fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been (originally acquired, incurred or entered into by the Surviving Corporation. In addition any reference to either of the Constituent Corporations in any contract or document, whether executed or taking effect before or after the Effective Date, shall be considered a reference to the Savings Bank if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding of which either of the Constituent Corporations is a party shall not be deemed to have abated or to have been discontinued by reason of the Reorganization, but may be prosecuted to final judgment, order or decree in the same manner as if the Reorganization had not occurred or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Corporations if the Reorganization had not occurred.

         3.       CONVERSION OF STOCK.

         (a) On the Effective Date, (i) each share of Savings Bank Common Stock issued and outstanding immediately prior to the Effective Date shall, by virtue of the Reorganization and without any action on the part of the holder thereof, be converted into the right to receive Holding Company Common Stock based on the Exchange Ratio, as defined in the Plan of Conversion, plus the right to receive cash in lieu of any fractional share interest, as determined in accordance with
Section 3(c) hereof, (ii) each share of common stock, par value $1.00 per share, of Interim B ("Interim B Common Stock") issued and outstanding immediately prior to the Effective Date shall, by virtue of the Reorganization and without any action on the part of the holder thereof, be converted into one share of Savings Bank Common Stock, and (ii) each share of Holding Company Common Stock issued and outstanding immediately prior to the Effective Date shall, by virtue of the Reorganization and without any action on the part of the holder thereof, be canceled. By voting in favor of this Plan of Reorganization, the Holding Company, as the sole stockholder of Interim B, shall have agreed (i) to issue shares of Holding Company Common Stock in accordance with the terms hereof and
(ii) to cancel all previously issued and outstanding shares of Holding Company Common Stock upon the effectiveness of the Reorganization.

         (b) On and after the Effective Date, there shall be no registrations of transfers on the stock transfer books of Interim B or the Savings Bank of shares of Interim B Common Stock or Savings Bank Common Stock which were outstanding immediately prior to the Effective Date.

         (c) Notwithstanding any other provision hereof, no fractional shares of Holding Company Common Stock shall be issued to holders of Savings Bank Common Stock. In lieu thereof, the holder of shares of Savings Bank Common Stock entitled to a fraction of a share of Holding Company Common Stock shall, at the time of surrender of the certificate or certificates representing such holder shares, receive an amount of cash equal to the product arrived at by multiplying such fraction of a share of Holding Company Common Stock by the Purchase Price, as defined in the Plan of Conversion. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

         4.       EXCHANGE OF SHARES.

         (a) At or after the Effective Date, each holder of a certificate or certificates theretofore evidencing issued and outstanding shares of Savings Bank Common Stock, upon surrender of the same to an agent, duly appointed by the Holding Company ("Exchange Agent"), shall be entitled to receive in exchange therefor certificate(s) representing the number full shares of Holding Company Common Stock for which the shares of Savings Bank Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted as provided in Section 3(a) hereof. The Exchange Agent shall mail to each holder of record of an outstanding certificate which immediately prior to the Effective Date evidenced shares of Savings Bank Common Stock, and which is to be exchanged for Holding Company Common Stock as provided in Section 3(a) hereof, a form of letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the Exchange Agent advising such holder of the terms of the exchange effected by the

Reorganization and of the procedure for surrendering to the Exchange Agent such certificate in exchange for certificate or certificates evidencing Holding Company Common Stock.

         (b) No holder of a certificate theretofore represent shares of Savings Bank Common Stock shall be entitled to receive any dividends in respect of the Holding Company Common Stock into which such shares shall have been converted by virtue of the Bank Merger until the certificate representing such shares of Savings Bank Common Stock is surrendered in exchange for certificates representing shares of Holding Company Common Stock. In the event that dividends are declared and paid by the Holding Company in respect of Holding Company Common Stock after the Effective Date but prior to surrender of certificates representing shares of Savings Bank Common Stock, dividends payable in respect of shares of Holding Company Common Stock not then issued shall accrue (without interest). Any such dividends shall be paid (without interest) upon surrender of the certificates representing such shares of Savings Bank Common Stock. The Holding Company shall be entitled, after the Effective Date, to treat certificates representing shares of Savings Bank Common Stock as evidencing ownership of the number of full shares of Holding Company Common Stock into which the shares of Savings Bank Common Stock represented by such certificates shall have been converted, notwithstanding the failure on the part of the holder thereof to surrender such certificates.

         (c) The Holding Company shall not be obligated to deliver a certificate or certificates representing shares of Holding Company Common Stock to which a holder of Savings Bank Common Stock would otherwise be entitled as a result of the Reorganization until such holder surrenders the certificate or certificates representing the shares of Savings Bank Common Stock for exchange as provided in this Section 4, or, in default thereof, an appropriate Affidavit of Loss and Indemnification Agreement and/or an indemnity bond as may be required in each case by the Holding Company. If any certificate evidencing shares of Holding Company Common Stock is to be issued in a name other than that in which the Certificate evidencing Savings Bank Common Stock surrendered in exchanged therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of Holding Company Common Stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         (d) If, between the date hereof and the Effective Date, the shares of Savings Bank Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment or a stock dividend thereon shall be declared with a record date within said period, the Exchange Ratio specified in Section 3(a) hereof shall be adjusted accordingly.

         5. RIGHTS OF DISSENT AND APPRAISAL ABSENT. No holders of Savings Bank Common Stock shall have any dissenter or appraisal rights in connection with the Reorganization.

         6. NAME OF SURVIVING CORPORATION. The name of the Surviving Corporation shall be "Perpetual Bank, A Federal Savings Bank."

         7. DIRECTORS OF THE SURVIVING CORPORATION. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Corporation and applicable law, the number of directors of the Surviving Corporation shall be nine. The names of those persons who, upon and after the Effective Date, shall be directors of the Surviving Corporation are set forth below. Each such director shall serve for the term which expires at the annual meeting of stockholders of the Surviving Corporation in the year set forth after his respective name, and until a successor is elected and qualified.

         Name                                                  Term Expires
         ----                                                  ------------

         Harold A. "Drew" Pickens                              1998
         Robert W. "Lujack" Orr                                1997
         Martha S. Clamp                                       1997
         Jack F. McIntosh                                      1999
         Charles W. Fant, Jr.                                  1999
         Cordes G. Seabrook, Jr.                               1999
         Jim Gray Watson                                       1998
         Richard C. Ballenger                                  1997
         F. Stevon Kay                                         1998

         The address of each director is 907 N. Main Street, Anderson, South Carolina 29521.

         8. OFFICERS OF THE SURVIVING CORPORATION. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Corporation and applicable law, the officers of the Savings Bank immediately prior to the Effective Date shall be the officers of the Surviving Corporation.

         9. OFFICES. Upon the Effective Date, all offices of the Savings Bank shall be offices of the Surviving Corporation. As of the Effective Date, the home office of the Surviving Corporation shall remain at 907 N. Main Street, Anderson, South Carolina, and the locations of the branch offices of the Surviving Corporation shall be 104 Whitehall Road, Anderson, South Carolina; 2821 South Main Street, Anderson, South Carolina; Windsor Place Winn Dixie, S.C. Highway 81, Anderson, South Carolina; and 3898 Liberty Highway, Anderson, South Carolina.

         10. CHARTER AND BYLAWS. On and after the Effective Date, the Charter and Bylaws of the Savings Bank as in effect immediately prior to the Effective Date shall be the Charter and Bylaws of the Surviving Corporation until amended in accordance with the terms thereof and applicable law.

         11. SAVINGS ACCOUNTS. Upon the Effective Date, any savings accounts of Interim, without reissue, shall be and become savings accounts of the Surviving Corporation without change in their respective terms, including, without limitation, maturity minimum required balances or withdrawal value.

         12. STOCK COMPENSATION PLANS. By voting in favor of this Agreement, the Holding Company shall have approved adoption of the Savings Bank's 1993 Stock Option Plan, 1996 Stock Option Plan, 1993 Management Development and Recognition Plan and 1996 Management Development and Recognition Plan (collectively, the "Plans") as plans of the Holding Company and shall have agreed to issue Holding Company Common Stock in lieu of Savings Bank Common Stock pursuant to the terms of such Plans. As of the Effective Date, rights outstanding under the Plans shall be assumed by the Holding Company and thereafter shall be rights only for shares of Holding Company Common Stock, with each such right being for a number of shares of Holding Company Common Stock equal to the number of shares of Savings Bank Common Stack that were available thereunder immediately prior to the Effective Date times the Exchange Ratio, as defined in the plan of conversion, and the price of each such right shall be adjusted to reflect the Exchange Ratio and so that the aggregate purchase price of the right is unaffected, but with no change in any other term or condition of such right. The Holding Company shall make appropriate amendments to the Plans to reflect the adoption of the Plans by the Holding Company without adverse effect upon the rights outstanding thereunder.

         13. STOCKHOLDER APPROVAL. The affirmative votes of the holders of Savings Bank Common Stock set forth in the Plan of Conversion shall be required to approve the Plan of Conversion and Agreement and Plan of Reorganization, of which this Plan of Reorganization is a part, on behalf of the Savings Bank. The approval of the Holding Company, as the sole holder of the Interim B Common Stock, shall be required to approve the Plan of Conversion, of which this Plan of Reorganization is a part, on behalf of Interim B.

         14. REGISTRATION; OTHER APPROVALS. In addition to the approvals set forth in Sections 1 and 13 hereof and in the Plan of Conversion, the obligations of the parties hereto to consummate the Reorganization shall be subject to the Holding Company Common Stock to be issued hereunder in exchange for Savings Bank Common Stock being registered under the Securities Act of 1933, as amended, and registered or qualified under applicable state securities laws, as well as the receipt of all other approvals, consents or waivers as the parties may deem necessary or advisable.

         15. ABANDONMENT OF PLAN. This Plan of Reorganization may be abandoned by either the Savings Bank or Interim B at any time before the Effective Date in the manner set forth in the Plan of Conversion.

         16. AMENDMENTS. This Plan of Reorganization may be amended in the manner set forth in the Plan of Conversion by a subsequent writing signed by the parties hereto upon the approval of the Board of Directors of each of the parties hereto.

         17. SUCCESSORS. This Plan of Reorganization shall be binding on the successors of the parties hereto.

         18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina, except to the extent superseded by the laws of the United States.

         IN WITNESS WHEREOF, the Parties hereto have cause this Plan of Reorganization to be duly executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

Attest:                              SOUTHBANC SHARES, M.H.C.



                                     By:
------------------------                   -------------------------------------
Sylvia B. Reed                             Robert W. "Lujack" Orr
Corporate Secretary                        President


Attest:                              _________________



                                     By:
------------------------                   -------------------------------------
Sylvia B. Reed                             Robert W. "Lujack" Orr
Corporate Secretary                        President


Attest:                              PERPETUAL INTERIM "B" BANK, A FEDERAL
                                     SAVINGS BANK



                                     By:
------------------------                   -------------------------------------
Sylvia B. Reed                             Robert W. "Lujack" Orr
Corporate Secretary                        President

                           REVOCABLE PROXY PERPETUAL
                  SAVINGS BANK, A FEDERAL SAVINGS BANK ANNUAL
                            MEETING OF STOCKHOLDERS

-------------------------------------------------------------------------------
                                    , 1998
-------------------------------------------------------------------------------

         The undersigned hereby appoints the full Board of Directors with full powers of substitution, as attorneys and proxies for the undersigned, to vote all shares of common stock of Perpetual Savings Bank, A Federal Savings Bank which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at the main office of the Savings Bank, 907 N. Main Street, Anderson, South Carolina, on _________, ____________, 1998, at __:00 __.m., Eastern Time,
and at any and all adjournments thereof, as follows:


                                                                                     FOR             AGAINST
                                                                                     ---             -------
         1.       To approve an Amended Plan of Conversion from Mutual               [  ]              [  ]
                  Holding Company to Stock Holding Company and Agreement
                  and Plan of Reorganization providing for the conversion of
                  SouthBanc Shares, M.H.C., the mutual holding company of
                  Perpetual Savings Bank, A Federal Savings Bank ("Savings
                  Bank"), to a stock holding company, with the concurrent
                  issuance and sale of all of the Savings Bank's outstanding common stock to SouthBanc Shares, Inc. ("Holding Company"), a
                  Delaware corporation, and the issuance and sale of the Holding
                  Company's common stock to the public; and the other
                  transactions provided for in the Plan of Conversion.
                                                                                                       VOTE
                                                                                     FOR             WITHHELD
                                                                                     ---             --------

         2.       The election as directors of all nominees  listed below            [ ]               [ ]
                  (except as marked to the contrary below).

                  Richard C. Ballenger
                  Robert W. Orr
                  Martha S. Clamp

                  INSTRUCTION:  To withhold your vote
                  for any individual nominee, write
                  that nominee's name on the line below.

                  -----------------------------------------

                                                                                     FOR    AGAINST       ABSTAIN
                                                                                     ---    -------       -------

         3.       The approval of the appointment of KPMG Peat                       [  ]      [  ]        [  ]
                  Marwick LLP as independent auditors for the
                  Savings Bank for the fiscal year ending
                  September 30, 1998.

         4. Such other matters as may properly come before the Meeting or any adjournments thereof.

         The Board of Directors recommends a vote "FOR" the above proposals.

--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
--------------------------------------------------------------------------------

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Savings Bank at the Meeting of the Stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

         The undersigned acknowledges receipt from the Savings Bank, prior to the execution of this proxy, of the Notice of Annual Meeting of Stockholders, a proxy statement for the Annual Meeting of Stockholders, and a Prospectus of SouthBanc Shares, Inc. dated _____________, 1998.

Dated:                           , 1998
      ---------------------------


-------------------------                         -------------------------
PRINT NAME OF STOCKHOLDER                         PRINT NAME OF STOCKHOLDER



------------------------                          ------------------------
SIGNATURE OF STOCKHOLDER                          SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, only one signature is required but each holder should sign if possible.



-------------------------------------------------------------------------------
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.
-------------------------------------------------------------------------------